Exhibit 10.1

EXECUTION COPY

BISHOP’S GATE RESIDENTIAL MORTGAGE TRUST

AMENDED AND RESTATED LIQUIDITY AGREEMENT
DATED AS OF DECEMBER 11, 1998

(as further amended and restated as of December 2, 2003)

among

BISHOP’S GATE RESIDENTIAL MORTGAGE TRUST,

The BANKS Listed Herein,

and

JPMORGAN CHASE BANK,

as Agent

J.P. MORGAN SECURITIES INC.,
as Arranger and Bookrunner

-i-

-ii-

-iii-

AMENDED AND RESTATED LIQUIDITY AGREEMENT

AMENDED AND RESTATED LIQUIDITY AGREEMENT DATED AS OF DECEMBER 11, 1998 (as further amended and restated as of December 2, 2003) (the “Liquidity Agreement”), among BISHOP’S GATE RESIDENTIAL MORTGAGE TRUST (the “Trust”), the BANKS listed on Schedule 1 hereto (the “Banks”), and JPMORGAN CHASE BANK, as Agent (the “Agent”).

W I T N E S S E T H

WHEREAS, the Trust, the Agent and the banks that were parties thereto (the “Original Banks”) entered into that certain Liquidity Agreement, dated as of May 21, 1998 (the “Original Liquidity Agreement”), providing, among other things, for the commitment of the Original Banks to make Loans to the Trust and for the issuance of Commercial Paper by the Trust;

WHEREAS, the Trust, the Agent and certain of the Original Banks (the “Amending Banks”) entered into that certain amendment and restatement of the Original Liquidity Agreement in its entirety, dated as of December 11, 1998 (the “Prior Amended and Restated Liquidity Agreement”), in connection with the issuance of MTNs by the Trust;

WHEREAS, the Trust, the Agent and the Amending Banks entered into that certain amendment agreement to such Prior Amended and Restated Liquidity Agreement, dated as of October 31, 2000, in connection with certain amendments made to the Mortgage Loan Purchase and Servicing Agreement;

WHEREAS, the Trust, the Agent and certain of the Amending Banks and additional Banks (certain of the Amending Banks and the additional Banks are referred to hereinafter as the “Liquidity Agreement Banks”) entered into that amendment and restatement of the Prior Amended and Restated Liquidity Agreement, dated as of May 21, 2001;

WHEREAS, the Trust, the Agent and the Liquidity Agreement Banks entered into that Amended and Restated Liquidity Agreement Amendment Agreement, dated as of December 28, 2001;

WHEREAS, the Trust, the Agent and the Liquidity Agreement Banks and additional other Banks desire, as of the date hereof, to further amend and restate the Prior Amended and Restated Liquidity Agreement, as amended, to provide, among other things, for the renewal of the commitment of certain of the Liquidity Agreement Banks and the commitment of the additional other Banks to make Loans to the Trust and for the continued issuance of Commercial Paper by the Trust;

WHEREAS, pursuant to Section 12.05 of the Prior Amended and Restated Liquidity Agreement, as amended, all of the Liquidity Agreement Banks and the Trust consent to the further amendment and restatement of the Prior Amended and Restated Liquidity Agreement, and Moody’s, S&P and Fitch have each delivered written confirmation to the effect that such further amendment and restatement will not result in the reduction or withdrawal of the then current ratings of the Commercial Paper, the MTNs or the Certificates;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed among the Trust, the Banks and the Agent as follows:

ARTICLE I

DEFINITIONS
Section 1.01  Definitions

. The following terms, as used herein, have the following meanings:

“Accrual Date” means, with respect to any day (a) if such day occurs prior to the Distribution Date in the then current calendar month, the first day of the preceding calendar month or (b) if such day occurs on or after the Distribution Date in the then current calendar month or after the date hereof, the first day of such calendar month.

“Accrued Interest Component” means, as of any day of determination, the interest (and discount) which has accrued (and accreted) from, and including, the most recent Accrual Date to, but excluding, such day of determination with respect to Commercial Paper; provided, however, that if the Interest Rate Swaps are not in full force and effect or if any of the Swap Counterparties has failed to make any payment required under the Interest Rate Swaps (subject to any grace periods set forth in the Interest Rate Swaps), then such amount shall not exceed the amount of interest accrued on the Mortgage Loans (net of servicing fees) since the preceding Distribution Date.

“Acquisition Date Accrued Interest” means with respect to any Mortgage Loan the amount of interest, if any, accrued and unpaid on the date of acquisition of such Mortgage Loan by the Trust.

“Additional Seller” has the meaning given it in the Mortgage Loan Purchase and Servicing Agreement.

“Administration Agreement” means the Amended and Restated Administration Agreement, dated as of December 11, 1998, between the Trust and the Administrator, as the same may at any time be amended, modified or supplemented.

“Administrative Questionnaire” means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Trust) duly completed by such Bank.

“Administrator” means Cendant Mortgage, as Administrator under the Administration Agreement, and its successors in such capacity.

“Affiliate” means, with respect to a Person, any other Person which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means JPMC, in its capacity as agent for the Banks hereunder, and its successors in such capacity.

“Applicable Lending Office” means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

“Assigned Collateral” has the meaning specified in Section 4.01 of the Security Agreement.

“Assignee” has the meaning specified in Section 12.06(c) hereof.

“Available Bank Commitment” means, with respect to each Bank, the Bank Commitment of such Bank minus the aggregate principal amount of outstanding Loans made by such Bank; provided, that such amount shall not be less than $0.

“Bank” means each bank listed on Schedule 1 hereto as making a Bank Commitment hereunder, each Assignee which becomes a Bank pursuant to Section 12.06(c), and their respective successors.

“Bank Commitment” means, with respect to each Bank, the dollar amount set forth opposite the name of such Bank on Schedule 1 hereto, as such amount may from time to time be modified pursuant to Section 4.02, 4.03, 9.01 or 12.06 hereof.

“Base Rate” means, for any day, a rate per annum equal to the highest of (i) the rate of interest publicly announced by the Agent as its prime rate in effect at its principal office in New York City, (ii) the secondary market rate for three-month certificates of deposit (adjusted for statutory reserve requirements) plus 1% per annum and (iii) the effective Federal Funds Rate published by the New York Federal Reserve Bank plus 0.5% per annum, on such date.

“Base Rate/Euro-Dollar Loan” means (i) a Loan which, pursuant to the applicable Notice of Borrowing, bears interest at the Base Rate from the date of borrowing specified in such Notice of Borrowing to but excluding the immediately following Distribution Date, and at the Euro-Dollar Rate thereafter, provided, however, that if the date of borrowing specified in such Notice of Borrowing is less than two Euro-Dollar Business Days prior to such immediately following Distribution Date, such Loan shall bear interest at the Base Rate from the date of borrowing to the second following Distribution Date, and at the Euro-Dollar Rate thereafter or (ii) an overdue amount which was a Base Rate/Euro-Dollar Loan immediately before it became overdue.

“Base Rate Loan” means (i) a Loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election, (ii) a Swingline Loan, (iii) an overdue amount which was a Base Rate Loan immediately before it became overdue, or (iv) any Loan converted to a Base Rate Loan pursuant to Section 3.02(b), 3.02(f), 3.03(d) or 3.04(e).

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrowing” means the incurrence of one Type of Loan from the Banks on a given date pursuant to Section 3.01 hereof.

“Business Day” means any day other than (i) Saturday and Sunday or (ii) a day on which banking institutions or foreign exchange markets in New York City are authorized or required by law, regulation or executive order to be closed for business.

“Calculation Agent” means the Servicer.

“Calculation Period” means, with respect to each Payment Date, the calendar month immediately preceding such Payment Date, except that (a) the initial Calculation Period will commence on, and include, the Effective Date and (b) the final Calculation Period will end on and include the Termination Date.

“Capitalized Interest Component” means, as of any date of determination, the Principal Component of Commercial Paper which represents capitalized interest on Commercial Paper which matured after the immediately preceding Payment Date.

“Cash Collateral Account” means the fund established by the Trust pursuant to Section 5.05 of the Security Agreement, which is referred to in the Security Agreement as the Reserve Fund.

“Cendant Mortgage” means Cendant Mortgage Corporation, a New Jersey corporation, and its successors in interest.

“Certificate Purchase Agreements” means, collectively, the Series 1998-2 Certificate Purchase Agreement, the Series 1999-1 Certificate Purchase Agreement and the Series 2003-1 Certificate Purchase Agreement and each certificate purchase agreement, if any, entered into by the Trust and the purchasers thereof in connection with the issuance of any Series of Certificates.

“Certificates” has the meaning specified in the Trust Agreement.

“Collateral Account” means the account maintained by the Collateral Agent as more fully described in Section 5.01 of the Security Agreement.

“Collateral Agent” means Bank One, National Association, in its capacity as Collateral Agent under the Security Agreement, or any successor Collateral Agent under the Security Agreement.

“Collection Account” means the collection account established pursuant to Section 4.5 of the Mortgage Loan Purchase and Servicing Agreement.

“Commercial Paper” or “Commercial Paper Notes” means the short-term promissory notes of the Trust issued pursuant to the Depositary Agreement.

“Commercial Paper Account” has the meaning specified in Section 2.02 hereof.

“Commercial Paper Dealers” means Lehman Commercial Paper Inc., Goldman, Sachs & Co. and Banc of America Securities LLC.

“Commercial Paper Dealer Agreement” means the dealer agreement dated as of May 21, 1998 between the Commercial Paper Dealers and the Trust, as the same may at any time be amended, modified or supplemented.

“Commercial Paper Deficit” has the meaning specified in Section 3.04(a) hereof.

“Commitment” means the obligations of the Banks to make Loans in accordance with the terms of this Liquidity Agreement.

“Commitment Fees” has the meaning specified in Section 4.01 hereof. “Confidential Information” has the meaning specified in Section 12.12 hereof.

“Controlling Majority” means Banks and holders of MTNs holding 51% of the sum of the principal amount of MTNs outstanding and Credits Outstanding. At any given time, the aggregate Banks’ percentage of Controlling Majority shall equal the Credits Outstanding divided by the sum of (x) the principal amount of MTNs outstanding and (y) the Credits Outstanding. At any given time, the aggregate MTNs percentage of Controlling Majority shall equal the principal amount of MTNs outstanding divided by the sum of (x) the principal amount of MTNs outstanding and (y) the Credits Outstanding. For the purpose of determining the Controlling Majority, “Credits Outstanding” shall be determined without reference to clause (3) of the definition thereof.

“Credit-Adjusted Price” means the hypothetical sales price (expressed as a percentage of par), as determined in good faith by the Calculation Agent, as of each date of a Partial Termination occurring with respect to a Delinquent or Defaulted Loan equal to the price that a Reference Mortgage Loan, in the same aggregate principal amount as such Delinquent or Defaulted Loan to which the Partial Termination relates, would be sold to a Qualified Purchaser.

“Credit Amount” means, with respect to a particular Series, the product of the Credit Amount Percentage specified in the Liquidity Agreement or the corresponding percentage specified in the series supplement to the Indenture (in any such case, not less than the Credit Amount Percentage), as the case may be, and the Series Program Size specified in the Liquidity Agreement or series supplement to the Indenture, as the case may be (i.e. principal amount of Certificates associated with such Series).

“Credit Amount Percentage” means 3%.

“Credit Utilization” means any issuance of Commercial Paper or any making of a Revolving Loan or Swingline Loan.

“Credits Outstanding” means, as of the close of business on any day (1) the Principal Component of all outstanding Commercial Paper, plus (2) the aggregate principal amount of outstanding Loans, minus (3) the Deposited Funds then on deposit in the Collateral Account and allocable to Commercial Paper and Loans outstanding, except to the extent that such funds are then subject to any writ, order, stay, judgment, warrant of attachment or execution or similar process.

“Custodial Agreement” means the Amended and Restated Custodial Agreement dated as of December 11, 1998 entered into by the Seller, the Trust, the Custodian and the Collateral Agent, as the same may at any time be amended, modified or supplemented in accordance with this Agreement.

“Custodian” means Bank One, National Association, in its capacity as Custodian under the Custodial Agreement, or any successor Custodian under the Custodial Agreement.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulted Loan” means any Mortgage Loan where (i) the obligor thereon has failed to make a required payment for 90 days or more past its contractual due date, (ii) such Mortgage Loan is a Delinquent Loan for which the Servicer has not made a Servicer Monthly Advance and the Servicer has delivered a certificate pursuant to Section 5.1 of the Mortgage Loan Purchase and Servicing Agreement or (iii) any other event has occurred which gives the holder the right to accelerate payment and/or take steps to foreclose on the mortgage securing the Mortgage Loan under the Mortgage Loan documentation.

“Delinquent Loan” means any Mortgage Loan which has a payment which is 30 days or more past its contractual due date without giving effect to any Servicer Monthly Advance.

“Depositary” means Bank One, National Association, in its capacity as Depositary under the Depositary Agreement, or any successor Depositary under the Depositary Agreement.

“Depositary Agreement” means the Amended and Restated Depositary Agreement dated as of December 11, 1998 entered into by the Trust and the Depositary, as the same may at any time be amended, modified or supplemented.

“Deposited Funds” has the meaning specified in Section 5.02 of the Security Agreement.

“Depositor” means Cendant Mortgage.

“Distribution Date” means the 20th day of each calendar month (or if such day is not a Business Day, the next following Business Day) commencing December, 2003.

“Domestic Lending Office” means, as to each Bank, the office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Trust and the Agent; provided, that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

“Downgraded Bank” means any Bank that has its commercial paper or short-term unsecured debt obligation rating lowered below (a) P-1 by Moody’s, (b) A-l by S&P or (c) Fl by Fitch.

“Effective Date” has the meaning specified in Section 6.01 hereof.

“Eligible Investments” means investments, which mature no later than the next following Payment Date, in the following: (i) obligations issued by, or the full and timely payment of principal of and interest on which is fully guaranteed by, the United States of America or any agency or instrumentality thereof (which agency or instrumentality is backed by the full faith and credit of the United States of America); (ii) commercial paper (other than the Commercial Paper) rated (at the time of purchase) at least A-l by S&P and P-1 by Moody’s; (iii) certificates of deposit, other deposits or bankers’ acceptances issued by or established with commercial banks having short-term deposit ratings (at the time of purchase) of at least A-l by S&P and P-1 by Moody’s; (iv) repurchase agreements involving any of the Eligible Investments described in clauses (i) through (iii) hereof so long as the other party to the repurchase agreement has short-term unsecured debt obligations or short-term deposits rated (at the time of purchase) at least A-l by S&P and P-1 by Moody’s; and (v) if approved in writing by Moody’s, direct obligations of any money market fund or other similar investment company all of whose investments consist of obligations described in the foregoing clauses of this definition and that is rated “AAm” by S&P and “Aam” by Moody’s or higher. In addition, any such Eligible Investment shall not have an “r” highlighter affixed to its rating, and its term shall have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest on any Eligible Investment shall be tied to a single interest rate index plus a single fixed spread, if any, and move proportionately with that index.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means the Trust and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Trust, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Euro-Dollar Business Day” means any Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London, England.

“Euro-Dollar Lending Office” means, as to each Bank, its office, branch or Affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or Affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Trust and the Agent.

“Euro-Dollar Loan” means (i) a Loan which bears interest at a rate determined with reference to the Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election, (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue or (iii) a Base Rate/Euro-Dollar Loan that is bearing interest at a rate determined with reference to the Euro-Dollar Rate.

“Euro-Dollar Margin” has the meaning specified in Section 3.07(b) hereof.

“Euro-Dollar Rate” has the meaning specified in Section 3.07(b) hereof.

“Euro-Dollar Reserve Percentage” means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

“Event of Default” means each of the Events of Default defined in Article IX hereof.

“Excess Funds” shall mean (a) with respect to obligations of the Trust which represent fees or principal or interest on outstanding borrowings, any funds not required after giving effect to all amounts on deposit in the Commercial Paper Account or Distribution Account, as applicable, to pay or provide for the payment of all Commercial Paper or MTNs respectively maturing on a given date of determination and (b) with respect to obligations of the Trust which represent any expenses, indemnities or other liabilities that it may incur under any Program Document, funds not required, after given effect to all amounts on deposit in the Commercial Paper Accounts or Distribution Account, as applicable, to pay or provide for the payment of all outstanding Commercial Paper or MTNs respectively as of the date of such determination.

“Expiration Date” means December 2, 2006, as such date may be extended from time to time in accordance with the provisions of Section 4.06.

“Facility Amount” means the aggregate amount of the Bank Commitments.

“Fannie Mae” means the Fannie Mae, and its successors in interest.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on the next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to JPMC on such day on such transactions as determined by the Agent.

“Fitch” means Fitch, Inc., and its successors in interest.

“Force Majeure Event” means a failure by the Trust to pay the principal of a Loan or any amount in respect of Commercial Paper after such amount becomes due if such failure could not have been prevented by the exercise of reasonable diligence by the Trust and such failure was caused by an act of God or the public enemy, acts of declared or undeclared war, terrorism, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages, or similar causes beyond the reasonable control of the Trust.

“Freddie Mac” means Freddie Mac, and its successors in interest.

“GAAP” means generally accepted accounting principles set forth in the statements and pronouncements of the Financial Accounting Standards Board and opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“Ginnie Mae” means the Government National Mortgage Association, and its successors in interest.

“Group of Loans” or “Group” means at any time a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time or (ii) all Loans which are Euro-Dollar Loans having the same Interest Period at such time; provided, that if Loans of any particular Bank are converted to or made as Base Rate Loans pursuant to Section 10.02 or 10.04, such Loans shall be included in the same Group or Groups of Loans from time to time as they would have been in if they had not been so converted or made.

“Guarantee” means the full, unconditional and irrevocable guarantee of the obligations of the Servicer by PHH, set forth in Article XIII of the Mortgage Loan Purchase and Servicing Agreement.

“Indenture” means the base indenture, dated as of December 11, 1998, entered into by and between the Trust and the Indenture Trustee as supplemented and modified by the series indenture of even date therewith any and all subsequent series indentures, which may be entered into from time to time, as the same may at any time be amended, modified or supplemented.

“Indenture Trustee” means The Bank of New York, a New York banking corporation, not in its individual capacity, but solely as the Indenture Trustee acting on behalf of the holders of the MTNs pursuant to the Indenture, and any successor Indenture Trustee under the Indenture.

“Initial Purchase Price” means the sum of the Original Principal Purchase Price of a Mortgage Loan plus the Acquisition Date Accrued Interest.

“Initial Purchasers of the Series 1998-2 Certificates” means Lehman Brothers Inc.

“Initial Purchasers of the Series 1999-1 Certificates” means Lehman Brothers Inc.

“Initial Purchasers of the Series 2003-1 Certificates” means Principal Mutual Life Insurance Co., Prudential Structured Finance CBO c/o The Bank of New York, United of Omaha Life Insurance Co., Mutual of Omaha Life Insurance Company c/o Mutual of Omaha Insurance Company, ABS Fund c/o Prudential Securities Inc., Gerlach & Co. c/o Citibank, N.A., Proco Life Insurance Company c/o Wachovia Bank, Prudential Insurance Co. of America and Storms & Co. Citibank/TIAA Credit Life Insurance Co.

“Initial Purchasers of the Series 1999-1 Notes” means Lehman Brothers Inc., Banc of America Securities LLC, Banc One Capital Markets, Inc., Barclays Capital Inc., Chase Securities Inc., First Union Securities, Inc., RBC Dominion Securities Corporation and Scotia Capital (USA) Inc.

“Initial Purchasers of the Series 2001-1 Notes” means Lehman Brothers Inc., Scotia Capital (USA) Inc., Banc of America Securities LLC, Banc One Capital Markets, Inc., BNP Paribas Securities Corp., Credit Lyonnais Securities (USA) Inc. and J.P. Morgan Securities Inc.

“Initial Purchasers of the Series 2001-2 Notes” means Lehman Brothers Inc., Banc of America Securities LLC, Credit Lyonnais Securities (USA) Inc., Credit Suisse First Boston Corporation, Salomon Smith Barney Inc., Scotia Capital (USA) Inc. and West Deutsche Landesbank Girozentrale.

“Interest Component” means, with respect to Commercial Paper outstanding at any time, the sum of (a) the portion of the face amount of outstanding Commercial Paper issued on a discount basis representing the discount incurred in respect thereof and (b) the amount of interest that would accrue from the date of issuance to the date of maturity in respect of outstanding Commercial Paper issued on an interest-bearing basis.

“Interest Period” means (i) with respect to each Euro-Dollar Loan (other than a Base Rate/Euro-Dollar Loan bearing interest at the Euro-Dollar Rate), (a) an initial period commencing on the date of borrowing specified in the applicable Notice of Borrowing (or, in the case of a conversion pursuant to Section 3.08(a)(i), on the date specified in the applicable Notice of Interest Rate Election) and ending on the latest Distribution Date that occurs within the period no greater than the Monthly Term elected by the Administrator, on behalf of the Trust, in the applicable notice; and (b) thereafter, the period commencing on the day immediately following the Distribution Date at the end of each prior period and ending on the latest Distribution Date that occurs within the Monthly Term elected by the Administrator, on behalf of the Trust, in the Notice of Interest Rate Election delivered in connection with a continuance pursuant to Section 3.08(a)(ii); and

(ii)  with respect to each Base Rate/Euro-Dollar Loan, a period commencing on the Distribution Date immediately following the date of borrowing specified in the applicable Notice of Borrowing or, if such date of borrowing is less than two Euro-Dollar Business Days prior to such immediately following Distribution Date, a period commencing on the second Distribution Date following the date of borrowing specified in such Notice of Borrowing, and ending on the latest Distribution Date that occurs within the Monthly Term elected by the Administrator, on behalf of the Trust, in such Notice of Borrowing and, thereafter, the period commencing on the day immediately following the Distribution Date at the end of each prior period and ending on the latest Distribution Date that occurs within the Monthly Term elected by the Administrator, on behalf of the Trust, in such Notice of Borrowing;

provided, that with respect to both clauses (i) and (ii) above:

(a)  any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (b) below, be extended to the next succeeding Euro-Dollar Business Day; and

(b)  any Interest Period which would otherwise end after the Expiration Date shall end on the Expiration Date.

“Interest Rate Swaps” means the interest rate swap agreements entered into between the Trust and each Swap Counterparty separately or any substitute interest rate swaps entered into pursuant to the provisions of the Interest Rate Swaps, as the same may at any time be amended, modified or supplemented.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“JPMC” means JPMorgan Chase Bank, a New York banking corporation, and its successors in interest.

“Lien” means a mortgage, pledge, lien, security interest or other charge or encumbrance of any kind, including the retained security title of a conditional vendor or lessor; provided, however, that Liens shall not include liens for municipal or other local taxes if such taxes shall not at the time be due and payable.

“Liquidity Agreement” means this Amended and Restated Liquidity Agreement, dated as of December 11, 1998 (as further amended and restated as of December 2, 2003), among the Trust, the Banks and the Agent, as the same may at any time be further amended, modified or supplemented.

“Loan Notes” means any and all Revolving Loan Notes, Swingline Loan Notes and Refunding Loan Notes issued to the Banks pursuant to Section 3.06(e) hereof.

“Loans” means the Revolving Loans, the Refunding Loans and the Swingline Loans made to the Trust in accordance with, and under the circumstances described in, Article III hereof.

“Loan Termination Date” means each day on which a deposit is made into the Collateral Account in respect of Terminated Loans.

“Mark to Market Price” has the meaning specified in the Mortgage Loan Purchase and Servicing Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Trust, (b) the ability of any of the Trust, the Seller, the Servicer or PHH to perform any of its obligations under this Liquidity Agreement or any of the other Program Documents to which it is a party or (c) the rights of or benefits available to the banks under this Liquidity Agreement or any of the other Program Documents.

“Minimum Credit Amount” means, with respect to a particular Series, the minimum amount (which may not be less than 2.5% of the Series Program Size) specified as such in the Liquidity Agreement or series supplement to the Indenture, as the case may be, or, if not specified in such Liquidity Agreement or such series supplement, 2.5% of the Series Program Size for such Series. In no event will such minimum amount be less than 2.5% of the Series Program Size for such Series.

“Minimum Enhancement Amount” means the sum of the Minimum Credit Amounts.

“Moody’s” means Moody’s Investors Service, Inc., and its successors in interest.

“Monthly Term” means either one, two or three months (or such greater number of months as the Trust, the Agent and all the Banks may agree), as indicated in a Notice of Borrowing or Notice of Interest Rate Election, as applicable.

“Mortgage Loan” means an “Eligible Loan” as defined in the Mortgage Loan Purchase and Servicing Agreement.

“Mortgage Loan Purchase and Servicing Agreement” means the Second Amended and Restated Mortgage Loan Purchase and Servicing Agreement, dated as of October 31, 2000, among the Trust, the Seller and the Servicer, as the same may at any time be amended, modified or supplemented.

“MTNs” means “Notes” as defined in the Indenture.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Non-Pro Rata Revolving Loan” means a Revolving Loan made by a Downgraded Bank pursuant to Section 3.02(c) hereof.

“Non-Renewing Bank” has the meaning specified in Section 4.06 hereof.

“Non-U.S. Bank” means any Bank other than a Bank organized under the laws of the United States or any state thereof or the District of Columbia.

“Note Purchase Agreements” means, collectively, the Series 1999-1 Note Purchase Agreement, the Series 2001-1 Note Purchase Agreement, the Series 2001-2 Note Purchase Agreement and each note purchase agreement, if any, entered into by the Trust and the purchasers thereof in connection with the issuance of any Series of MTNs.

“Notice of Borrowing” means written notice substantially in the form of Exhibit D hereto.

“Notice of Interest Rate Election” has the meaning specified in Section 3.08 hereof.

“Notice Office” means the offices of the Agent at 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081, attention: Loan and Agency Services, or such other offices as the Agent may designate in writing to the Trust and the Banks.

“Obligations” has the meaning specified in Section 2.01 of the Security Agreement.

“Original Principal Purchase Price” has the meaning given it in the Mortgage Loan Purchase and Servicing Agreement.

“Outstanding Purchase Price” means, with respect to any Mortgage Loan and any date of determination, (i) the Initial Purchase Price of such Mortgage Loan less (ii) the amount of any payments received by the Trust and deposited in the Collateral Account in respect of Acquisition Date Accrued Interest, less (iii) the product of (x) all previous principal payments made on such Mortgage Loan and deposited into the Collateral Account on or prior to such date of determination and (y) the related Purchase Price Adjustment Factor; provided, however, the Outstanding Purchase Price of a Mortgage Loan (other than a Terminated Loan) shall only be reduced on a Payment Date and the Outstanding Purchase Price of a Terminated Loan shall be reduced on the related Loan Termination Date; provided further, that solely for calculating a Partial Termination Payment with respect to a Terminated Loan which is sold by the Trust to a third party, the Outstanding Purchase Price shall be deemed to exclude the product of (i) the Retained Payment with respect to such Terminated Loan and (ii) the related Purchase Price Adjustment Factor; provided further that after any Loan Termination Date the Outstanding Purchase Price of a Terminated Loan shall be zero except that the Outstanding Purchase Price of a Terminated Loan which is sold by the Trust to a third party shall be the amount of the Retained Payment.

“Owner Trustee” means Wachovia Trust Company, National Association, a national banking association, not in its individual capacity, but solely as the Owner Trustee acting on behalf of the Trust under the Trust Agreement, and any successor Owner Trustee under the Trust Agreement.

“Parent” means, with respect to any Bank, any Person controlling such Bank.

“Partial Termination” means the termination of a portion of the Interest Rate Swaps in accordance with Section 5 thereof.

“Partial Termination Payment” means an amount, which may be positive or negative, calculated with respect to each Terminated Loan (I) which is sold by the Trust to a third party or securitized equal to the product of (i) the unpaid principal balance of the Mortgage Loan to which the Partial Termination relates and (ii) the difference between (x) the Purchase Price Adjustment Factor for such Mortgage Loan and (y) (A) if the Partial Termination occurs with respect to a non-Delinquent or non-Defaulted Loan, the sales price (expressed as a percentage of par) of the Mortgage Loan to which the Partial Termination relates (which sales price in the case of a bundled whole loan sale or a securitization shall equal the sales price for the related bundle of loans or securitization) or (B) if the Partial Termination occurs with respect to a Delinquent or Defaulted Loan, the Credit-Adjusted Price or (II) which results from a prepayment in full of such Mortgage Loan equal to the product of (x) the related Purchase Price Adjustment Factor less 100% and (y) the principal payments that were deposited in the Collateral Account on such date.

“Participant” has the meaning specified in Section 12.06(b) hereof.

“Payment Dates” means the 20th day of each calendar month (or if any such day is not a Business Day, the next following Business Day).

“Payment Office” means the offices of the Agent at JPMorgan Chase Bank, Loan & Agency Services, 1111 Fannin Street, 10th Floor, Houston, Texas 77002 Attention: Marlies Iida; Telephone 713-750-2353; Fax 713-750-2892 and Rese Comley; Telephone 713-750-2736; Fax 713-750-2892 or such other offices as the Agent may designate in writing to the Trust and the Banks.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

“Percentage” means, with respect to any Bank at any time, the percentage equivalent of a fraction the numerator of which is equal to the Bank Commitment of such Bank at such time and the denominator of which is equal to the Facility Amount at such time.

“Person” means and includes an individual, a partnership, a corporation (including a business trust), a joint stock company, a trust, a limited liability company, an unincorporated association, a joint venture or other entity or a government or an agency or political subdivision or instrumentality thereof.

“PHH” means PHH Corporation, a Maryland corporation, and its successors in interest.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Pooling Date” means, with respect to any Terminated Loan sold by the Trust to a third party, the date on which the pool in which such Terminated Loan is included is established by the Servicer.

“Principal Amount” has the meaning specified in the Trust Agreement.

“Principal Component” means (a) the issue price of Commercial Paper issued on a discount basis and (b) the principal amount of Commercial Paper issued on an interest-bearing basis.

“Program Documents” means and includes this Liquidity Agreement, the Security Agreement, the Custodial Agreement, the Mortgage Loan Purchase and Servicing Agreement, the Guarantee, the Trust Agreement, the Indenture, the Depositary Agreement, the Interest Rate Swaps, the Commercial Paper Dealer Agreement, the Administration Agreement, the Note Purchase Agreements and the Certificate Purchase Agreements.

“Program Size” means the sum of the Series Program Sizes.

“Pro Rata Revolving Loan” means a Revolving Loan made by a Bank to the Trust in accordance with, and under the circumstances described in, Section 3.02(a) hereof.

“Purchase Price Adjustment Factor” means, with respect to any Mortgage Loan, the Original Principal Purchase Price of such Mortgage Loan expressed as a percentage of par.

“Qualified Purchaser” means a leading purchaser in the market for mortgage loans having the highest credit standing which satisfy all the criteria that the Calculation Agent would apply generally at such time in determining whether to offer or make an extension of credit thereto.

“Rated Bidder” has the meaning specified in the Mortgage Loan Purchase and Servicing Agreement.

“Rating Agencies” means Moody’s, S&P and Fitch.

“Reconciliation Date” means the first and fifteenth day of each calendar month (or, if such day is not a Business Day, the next following Business Day).

“Reference Mortgage Loan” means a hypothetical mortgage loan used by the Calculation Agent for the purposes of determining the Credit-Adjusted Price which is otherwise identical to the Delinquent or Defaulted Loan in all respects, including interest rate, principal balance, cash flows and all other payment characteristics except that such mortgage loan is not a Delinquent or Defaulted Loan, as the case may be.

“Refunding Loan” means (a) a loan made by a Bank to the Trust in accordance with, and under the circumstances described in, Section 3.04(a) or 3.04(c) hereof and (b) a Pro Rata Revolving Loan, a Non-Pro Rata Revolving Loan made by a Downgraded Bank or a Swingline Loan converted into a Refunding Loan as described in Sections 3.02(b), 3.02(f), 3.03(d) and 3.04(d) hereof; provided, however, that a Refunding Loan made pursuant to Section 3.04(a) solely as a result of the failure of a Bank to make a Revolving Loan due to an operational delay shall be treated as a Revolving Loan for all purposes hereunder (other than for purposes of the provisions regarding the timing of notices and making of Loans contained in Sections 3.04(a) and (b) and subject to its conversion to a Refunding Loan pursuant to Section 3.02(b) or 3.04(d)).

“Refunding Loan Note” has the meaning specified in Section 3.06(e) hereof.

“Register” has the meaning specified in Section 3.06(c) hereof.

“Remaining Commercial Paper Deficit” has the meaning specified in Section 3.04(a) hereof.

“Requested Ratable Increase” has the meaning specified in Section 4.03(c) hereof.

“Required Banks” means at any time Banks having an aggregate principal amount of outstanding Loans and Available Bank Commitments at least equal to 51% of the aggregate principal amount of outstanding Loans and Available Bank Commitments for all Banks; provided, that any Bank that has defaulted in making a Loan shall (if such default is then continuing) be considered not to have an Available Bank Commitment for purposes of this definition only.

“Required Enhancement Amount” means the sum of the Credit Amounts for all Series then outstanding.

“Required Noteholders” means, with respect to all Series of MTNs, holders of outstanding MTNs holding in excess of 50% of the aggregate principal amount of all Series of outstanding MTNs voting as a single class (excluding, for the purposes of making the foregoing calculations, any MTNs held by the Trust, the Seller or the Servicer or any Affiliate of the Trust, the Seller or the Servicer).

“Retained Payment” means, with respect to any Terminated Loan sold by the Trust to a third party or securitized, the sum of (A) with respect to any such Terminated Loan which has a Pooling Date prior to the 15th day of the month, the amount of principal payments which are scheduled to be received by the Trust in the month in which the Loan Termination Date for such Terminated Loan occurs and (B) the amount of principal prepayments not deposited into the Collateral Account and received by the Trust prior to the Pooling Date where the next Reconciliation Date occurs prior to such Pooling Date.

“Revolving Loan” means a loan made by a Bank to the Trust in accordance with, and under the circumstances described in, Section 3.02(a) or 3.02(c) hereof.

“Revolving Loan Note” has the meaning specified in Section 3.06(e) hereof.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

“Security Agreement” means the Amended and Restated Security Agreement dated as of December 11, 1998 among the Trust, the Collateral Agent, the Indenture Trustee and the Agent, as the same may at any time be amended, modified or supplemented.

“Seller” means Cendant Mortgage Corporation, as Seller under the Mortgage Loan Purchase and Servicing Agreement.

“Seller Documents” means the Mortgage Loan Purchase and Servicing Agreement and the Custodial Agreement.

“Series” means (x) any series of MTNs, (y) the Commercial Paper and Loans (such Commercial Paper and Loans taken together as one series) or (z) any series of Certificates, as the context may require.

“Series 1998-2 Certificate Purchase Agreement” means the certificate purchase agreement, dated as of May 21, 1998, entered into by the Trust and the Initial Purchasers of the Series 1998-2 Certificates, as the same may at any time be amended, modified or supplemented.

“Series 1999-1 Certificate Purchase Agreement” means the certificate purchase agreement, dated as of December 11, 1998, entered into by the Trust and the Initial Purchasers of the Series 1999-1 Certificates, as the same may at any time be amended, modified or supplemented.

“Series 2003-1 Certificate Purchase Agreement” means the certificate purchase agreement, dated as of May 9, 2003, entered into by the Trust and the Initial Purchasers of the Series 2003-1 Certificates, as the same may be amended, modified or supplemented.

“Series 1999-1 Note Purchase Agreement” means the note purchase agreement, dated as of November 4, 1999, entered into by the Trust and the Initial Purchasers of the Series 1999-1 Notes, as the same may be amended, modified or supplemented.

“Series 2001-1 Note Purchase Agreement” means the note purchase agreement, dated as of March 30, 2001, entered into by the Trust and the Initial Purchasers of the Series 2001-1 Notes, as the same may be amended, modified or supplemented.

“Series 2001-2 Note Purchase Agreement” means the note purchase agreement, dated as of November 9, 2001, entered into by the Trust, the Initial Purchasers of the Series 2001-2 Notes and Cendant Mortgage, as the same may be amended, modified or supplemented.

“Series Program Size” means, with respect to each Series of MTNs, the amount set forth in the series supplement to the Indenture for such Series of MTNs (including, without limitation, the amount of Certificates required to be issued in connection therewith) and, with respect to the Series of Loans and Commercial Paper, $1,500,000,000 (as such size may be increased or decreased following the Effective Date in accordance with the Program Documents).

“Servicer” means Cendant Mortgage, as Servicer under the Mortgage Loan Purchase and Servicing Agreement, or any successor Servicer appointed under the Mortgage Loan Purchase and Servicing Agreement.

“Servicer Advance” means a Servicer Monthly Advance.

“Servicer Documents” means the Mortgage Loan Purchase and Servicing Agreement and any written certificates, statements or instruments delivered to the Trust pursuant thereto from and after the date hereof.

“Servicer Monthly Advance” means, with respect to each Mortgage Loan, the portion of the monthly payment of principal and interest on such Mortgage Loan which is delinquent and required to be advanced by the Servicer pursuant to Section 5.1 of the Mortgage Loan Purchase and Servicing Agreement.

“Servicer Event of Default” means a “Servicer Event of Default” as defined in Section 10.1 of the Mortgage Loan Purchase and Servicing Agreement.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Swap Counterparty” means each of BNP Paribas, Credit Lyonnais, New York Branch, The Bank of Nova Scotia and Bank of America, N.A., and any other financial institution party to an interest rate swap agreement with the Trust pursuant to the provisions of the Interest Rate Swaps.

“Swingline Lender” means each of JPMC and Bank of America, N.A., in their respective capacities as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 3.03(a) hereof.

“Swingline Loan Note” has the meaning specified in Section 3.06(e) hereof.

“Taxes” has the meaning specified in Section 3.12(a) hereof.

“Termination Date” has the meaning specified in the Interest Rate Swaps.

“Termination Event Auction” has the meaning specified in the Mortgage Loan Purchase and Servicing Agreement.

“Terminated Loan” means any Mortgage Loan owned by the Trust which is (1) sold or securitized, (2) prepaid in full or (3) repurchased by the Seller pursuant to the Mortgage Loan Purchase and Servicing Agreement.

“Trust” means Bishop’s Gate Residential Mortgage Trust, a special purpose bankruptcy-remote Delaware statutory trust, and its successors in interest.

“Trust Agreement” means the Third Amended and Restated Trust Agreement dated as of December 11, 1998, between the Depositor and the Owner Trustee, as the same may at any time be amended, modified or supplemented.

“Type” means, as to any Loan, its status as a Base Rate Loan, a Base Rate/Euro-Dollar Loan or a Euro-Dollar Loan.

“United States Tax” has the meaning specified in Section 3.12(a) hereof.

“Utilization Fee” has the meaning specified in Section 4.01 hereof.

“written” or “in writing” means any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

Section 1.02  Accounting Terms and Determinations

. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time.

ARTICLE II

COMMERCIAL PAPER OPERATIONS

Section 2.01  Issuance of Commercial Paper.

(a)  The Trust shall have the right to issue or deliver Commercial Paper from time to time on and after the Effective Date, unless (i) any condition precedent specified in Section 6.02 with respect to the issuance of Commercial Paper has not been satisfied or waived, (ii) the Commitment in its entirety has been terminated for any reason whatsoever in accordance with the terms of this Liquidity Agreement or (iii) the issuance of Commercial Paper is prohibited by the provisions of Section 2.01(c) or 2.01(d) hereof. If any of the events described in clauses (i) through (iii) of the immediately preceding sentence has occurred, then the Trust shall not issue or deliver Commercial Paper. Subject to compliance with the other terms of this Liquidity Agreement, the Trust shall use its commercially reasonable best efforts to issue Commercial Paper in amounts sufficient to (i) pay Commercial Paper as it matures and (ii) repay any Refunding Loans outstanding at the time of any such issuance.

(b)  The Trust agrees that each note constituting Commercial Paper shall (i) be in the form attached to the Depositary Agreement and be completed in accordance with this Liquidity Agreement and the Depositary Agreement, (ii) be dated the date of issuance thereof, (iii) be made payable to the order of a named payee or bearer, (iv) be in a face amount (if issued on a discount basis) or a principal amount (if issued on an interest-bearing basis) of $250,000 or an integral multiple of $1,000 in excess thereof and (v) be exempt from or sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended. Subject to the provisions of the Depositary Agreement, all Commercial Paper shall be delivered and issued against payment therefor in collected funds which are immediately available on the date of issuance, and otherwise in accordance with the terms of this Liquidity Agreement and the Depositary Agreement.

(c)  No issuance of Commercial Paper shall be made on any day if, after giving effect to such issuance, the payment of Commercial Paper maturing or matured on such day, the payment of Loans on such day, the making of Loans on such day, the issuance of MTNs on such day and the repayment of the aggregate principal amount of outstanding MTNs maturing or matured on such day, either (i) the Credits Outstanding plus the aggregate principal amount of MTNs outstanding on such day would exceed the sum of (A) the excess of the Outstanding Purchase Price of Mortgage Loans over the Outstanding Purchase Price of any Defaulted Loans on such day plus (B) the Accrued Interest Component and the Capitalized Interest Component on such day or (ii) the sum of (A) the Credits Outstanding on such day (minus the aggregate principal amount of outstanding Non-Pro Rata Revolving Loans on such day) plus (B) the Interest Component on such day would exceed the Facility Amount on such day.

(d)  In the event that (i) an injunction suspending the issuance of the Commercial Paper shall have been issued or proceedings therefor shall have been initiated by the Securities and Exchange Commission, (ii) the Trust or any other Person shall have been found in a judicial or administrative proceeding to have violated the Securities Act of 1933, as amended, in connection with the issuance of the Commercial Paper, or (iii) the Trust or the Commercial Paper Dealers shall have filed a registration statement with the Securities and Exchange Commission seeking to register the Commercial Paper under the Securities Act of 1933, as amended, then, in any such event, the Trust shall not thereafter issue or sell any Commercial Paper. The Trust shall give the Agent, the Banks, the Commercial Paper Dealers and the Rating Agencies notice of any of the events described in this Section 2.01(d).

Section 2.02  Commercial Paper Account; Payment of Commercial Paper

. Contemporaneously with the execution and delivery by the Trust of the Depositary Agreement, and for the purposes of this Liquidity Agreement and of the Depositary Agreement, the Depositary, pursuant to the Depositary Agreement, has established at its banking offices in New York City a segregated special purpose trust account for the exclusive benefit of the holders of the outstanding Commercial Paper (the “Commercial Paper Account”), over which the Depositary has exclusive control and sole right of withdrawal. Proceeds of the sale on any day of Commercial Paper shall be deposited in the Commercial Paper Account only to the extent necessary to pay on such day matured and maturing (which for all purposes of this Liquidity Agreement includes prepayments, if any, of) Commercial Paper, whether or not presented to the Depositary for payment; otherwise proceeds of the sale of Commercial Paper shall be transferred to the Collateral Agent for deposit into the Collateral Account for disposition in accordance with the Security Agreement. For all purposes under the Depositary Agreement, the Security Agreement and this Liquidity Agreement, any advance made by the Depositary pursuant to Section 2(b) of the Depositary Agreement which is outstanding on any day shall be treated as Commercial Paper outstanding in the amount of such advance.

ARTICLE III

LOANS
Section 3.01  Loans.

(a)  Subject to and upon the terms and conditions herein set forth, each Bank agrees, severally and not jointly, at any time and from time to time after the Effective Date and prior to the Expiration Date, to make a loan or loans (each, a “Loan” and collectively, the “Loans”) to the Trust in accordance with the terms hereof, which Loans shall, except as provided in Section 3.02(c), be made among the Banks pro rata on the basis of their Percentages. Each Pro Rata Revolving Loan and Non-Pro Rata Revolving Loan made shall, at the option of the Trust, be a Base Rate Loan or Euro-Dollar Loan. Each Refunding Loan shall be a Base Rate/Euro-Dollar Loan. Each Swingline Loan shall be a Base Rate Loan. Except as required by Sections 3.08 and 10.02, all Pro Rata Revolving Loans made pursuant to a Borrowing shall be of the same Type.

(b)  No Bank shall be required to make a Loan if the conditions precedent specified in Section 6.02 (with respect to Revolving Loans and Swingline Loans) or Section 6.03 (with respect to Refunding Loans), as applicable to such Loan, have not been satisfied.

(c)  No Bank shall be required to make a Loan on any day if, after giving effect to the making of such Loan and the payment of Loans on such day, the aggregate principal amount of such Bank’s total outstanding Loans would exceed the Bank Commitment of such Bank.

Section 3.02  Revolving Loans

.

(a)  Whenever the Trust desires to make a Borrowing of Pro Rata Revolving Loans hereunder, it shall give the Agent, at its Notice Office, a Notice of Borrowing or telephonic notice (confirmed in writing by a Notice of Borrowing) no later than 12:00 noon (New York City time) (i) on the third Euro-Dollar Business Day prior to the proposed borrowing date in the case of a Euro-Dollar Loan or (ii) on the proposed borrowing date in the case of a Base Rate Loan. The Agent shall promptly give each Bank written notice or telephonic notice (confirmed in writing promptly thereafter) of such Notice of Borrowing. Each Notice of Borrowing shall be irrevocable and shall specify (1) the principal amount the Trust desires to borrow hereunder, (2) the date of borrowing (which shall be a Business Day in the case of Base Rate Loans and a Euro-Dollar Business Day in the case of Euro-Dollar Loans), and (3) whether the requested Pro Rata Revolving Loans are to be initially maintained as Base Rate Loans or Euro-Dollar Loans and, if such Pro Rata Revolving Loan is to be maintained as a Euro-Dollar Loan, the initial Monthly Term to be applicable thereto. Within the foregoing limits and subject to the terms and conditions set forth herein, the Trust may borrow, prepay and reborrow Revolving Loans.

(b)  Each Borrowing of a Pro Rata Revolving Loan shall be made in an aggregate principal amount of $5,000,000 (or such lesser amount remaining available under the Commitment) and integral multiples of $1,000,000 in excess thereof. Each Pro Rata Revolving Loan made by a Bank shall mature on the Expiration Date, provided, however, that any Pro Rata Revolving Loan made by a Bank which is outstanding on the Expiration Date shall be converted as of such day to, and be treated thereafter, for all purposes under this Liquidity Agreement as, a Refunding Loan. Any Loan so converted shall, thereafter, be a Base Rate Loan and shall bear interest at the Base Rate plus the spread specified in Section 3.07(d).

(c)  On the 60th day (or if such day is not a Business Day, the next succeeding Business Day) after any Bank becomes a Downgraded Bank, unless the Trust shall have replaced such Downgraded Bank pursuant to Section 4.04, the Trust shall request such Downgraded Bank to make, and if such request is made such Downgraded Bank shall make in accordance with the provisions hereof, subject to the limitations imposed by Section 3.01, a Non-Pro Rata Revolving Loan in an amount equal to the Available Bank Commitment of such Bank; provided, however, that if the Trust shall have requested at least 15 Business Days prior to such 60th day from each of the Rating Agencies written confirmation that the failure to request such a Loan will not result in the reduction or withdrawal of its then current rating, if any, of the Commercial Paper, and if such written confirmation is received by the Trust prior to such 60th day, the Trust shall not be obligated to request, and such Downgraded Bank shall not be obligated to make, such Loan; provided further, however, that the Trust shall not request such confirmation unless the Facility Amount calculated without regard to such Downgraded Bank’s Bank Commitment is at least equal to the maximum amount of Commercial Paper that may be issued under Section 2.01. Not later than six months after the making of such Non-Pro Rata Revolving Loan, the Trust shall (if no substitute bank shall have been obtained to replace the Bank Commitment of such Downgraded Bank pursuant to Section 4.04 hereof) permanently reduce (i) the maximum amount of Commercial Paper that may be issued hereunder and (ii) the Facility Amount, without penalty, both in an amount equal to such Non-Pro Rata Revolving Loan, and repay the Downgraded Bank without penalty in an amount equal to the remaining cash proceeds of such Non-Pro Rata Revolving Loan (excluding proceeds previously applied as a Pro Rata Revolving Loan or as a Refunding Loan).

(d)  With respect to a Non-Pro Rata Revolving Loan to be made by a Downgraded Bank pursuant to Section 3.02(c), the Trust shall give the Agent, at its Notice Office, a Notice of Borrowing or telephonic notice (confirmed in writing by a Notice of Borrowing) no later than 12:30 p.m. (New York City time) on any Business Day, and the Agent, prior to 1:30 p.m. (New York City time), shall give such Downgraded Bank telephonic notice (confirmed in writing promptly thereafter) of such request. If such telephonic notice is received by such Downgraded Bank prior to 1:30 p.m. (New York City time) on any such Business Day, such Downgraded Bank’s Non-Pro Rata Revolving Loan shall be made on such Business Day. If such telephonic notice is not received by such Downgraded Bank prior to 1:30 p.m. (New York City time) on such Business Day, such Downgraded Bank’s Non-Pro Rata Revolving Loan shall be made on the Business Day next succeeding the Business Day on which such Non-Pro Rata Revolving Loan would have been made had such telephonic notice been given before 1:30 p.m. (New York City time) on such Business Day.

(e)  Reserved.

(f)  Each Non-Pro Rata Revolving Loan made by a Bank shall mature on the Expiration Date; provided, however, that any Non-Pro Rata Revolving Loan which is outstanding on the Expiration Date shall be converted as of such day to, and be treated thereafter, for all purposes under this Liquidity Agreement as, a Refunding Loan. Any Loan so converted shall, thereafter, be a Base Rate Loan and shall bear interest at the Base Rate plus the spread specified in Section 3.07(d).

Section 3.03  Swingline Loans.

(a)  Subject to the satisfaction of the terms and conditions for a Revolving Loan (except for conditions relating to timing and notice), each Swingline Lender agrees to make its pro rata share of Swingline Loans to the Trust at any time and from time to time after the Effective Date and prior to the Expiration Date, in an aggregate principal amount at any time outstanding that will not result in (x) the aggregate principal amount of outstanding Swingline Loans exceeding $300,000,000 (or any Swingline Lender having an aggregate principal amount of Swingline Loans exceeding $150,000,000) or (y) the sum of the outstanding Loans exceeding the Facility Amount; provided, that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Trust may borrow, prepay and reborrow Swingline Loans. Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000.

(b)  To request a Swingline Loan, the Trust shall notify the Agent of such request by telephone (confirmed by telecopy), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Agent will promptly advise each Swingline Lender of any such notice received from the Trust and its pro rata share of such Swingline Loan. Each Swingline Lender shall make its pro rata share of each Swingline Loan available to the Trust by means of a credit by the Swingline Lender in freely transferable U.S. dollars and in immediately available funds to the Collateral Account of the Trust by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c)  Any Swingline Lender may by written notice given to the Agent not later than 10:00 a.m., New York City time, on any Business Day require the Banks to acquire participations on such Business Day in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Banks will participate. Promptly upon receipt of such notice, the Agent will give notice thereof to each Bank, specifying in such notice such Bank’s Percentage of such Swingline Loan or Loans. Each Bank hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Agent, for the account of the applicable Swingline Lender, the product of (i) such Bank’s Percentage and (ii) the amount of such Swingline Loan or Loans. Each Bank acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Bank shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 3.05 with respect to Loans made by such Bank (and Section 3.05 shall apply, mutatis mutandis, to the payment obligations of the Banks), and the Agent shall promptly pay to such Swingline Lender the amounts so received by it from the Banks. The Agent shall notify the Trust of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Agent and not to the applicable Swingline Lender. Any amounts received by a Swingline Lender from the Trust (or other party on behalf of the Trust) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Agent; any such amounts received by the Agent shall be promptly remitted by the Agent to the Banks that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Trust of any default in the payment thereof.

(d)  Each Swingline Loan shall mature on the Expiration Date; provided, however, that any Swingline Loan which is outstanding on the Expiration Date shall be converted as of such day to, and be treated thereafter, for all purposes under this Liquidity Agreement as, a Refunding Loan. Any Loan so converted shall, thereafter, be a Base Rate Loan and shall bear interest at the Base Rate plus the spread specified in Section 3.07(d).

Section 3.04  Refunding Loans.

(a)  Refunding Loans for Remaining Commercial Paper Deficits. If on any Business Day that Commercial Paper matures, the Trust does not issue additional Commercial Paper in an aggregate net amount sufficient to repay in full all Commercial Paper maturing on such day (the excess of the amount required to pay in full all Commercial Paper maturing on such day, including any interest due thereon, over the net amount obtained by the issuance of Commercial Paper on such day and the amount of funds to be applied from the Commercial Paper Account on such day, a “Commercial Paper Deficit”), the Trust shall request the Collateral Agent to transfer on such day funds to satisfy the Commercial Paper Deficit from the Collateral Account to the Commercial Paper Account on such day. The excess, if any, of the Commercial Paper Deficit for any day over the aggregate amount to be applied to the Commercial Paper Deficit from a transfer from the Collateral Account on such day, is referred to herein as the “Remaining Commercial Paper Deficit.” If on any Business Day that Commercial Paper matures, a Remaining Commercial Paper Deficit exists, each Bank shall, upon the request of the Trust or the Depositary, as attorney-in-fact for the Trust, and subject to the limitations imposed by Section 3.01, make a Refunding Loan in an aggregate principal amount equal to the product of such Bank’s Percentage and the Remaining Commercial Paper Deficit. The Trust agrees to give or cause the Depositary to give the Agent notice of a Remaining Commercial Paper Deficit on any such Business Day. Refunding Loans may only be used to repay matured or maturing Commercial Paper, including interest thereon, and may not be used to repay any amounts due and owing in respect of the MTNs, the Certificates or any other outstanding Loans.

(b)  Procedures for Refunding Loans Under Section 3.04(a). The Trust or the Depositary as attorney-in-fact for the Trust, shall give the Agent, at its Notice Office, telephonic notice (confirmed in writing by a Notice of Borrowing), including the aggregate principal amount of the Refunding Loans required by Section 3.04(a). If such telephonic notice is received by the Agent prior to 12:00 noon (New York City time) on any Business Day, the Agent, prior to 2:00 p.m. (New York City time), shall give each Bank written or telephonic notice (confirmed in writing promptly thereafter) of such request. If such written or telephonic notice is received by a Bank prior to 2:00 p.m. (New York City time) on any such Business Day, such Bank’s pro rata portion of the requested Loans will be made on such Business Day. If such written or telephonic notice is not received by a Bank prior to 2:00 p.m. (New York City time) on such Business Day, such Bank’s pro rata portion of the requested Loans will be made on the Business Day next succeeding the Business Day on which such Loan would have been made had such written or telephonic notice been given before 2:00 p.m. (New York City time) on such Business Day.

(c)  Failure to Fund. In the event that one or more Banks fails to fund its or their Percentage of the Refunding Loans to be made by the Banks by 4:00 p.m., New York City time, on any Business Day, the Agent shall notify each of the other Banks not later than 4:30 p.m., New York City time, on such Business Day and each of the other Banks shall, before 5:00 p.m., New York City time, on such Business Day, make available to the Agent in freely transferable U.S. dollars and in immediately available funds a Refunding Loan in a principal amount equal to the lesser of (x) the product of such unfunded amount and a fraction, the numerator of which is the Bank Commitment of such Bank and the denominator of which is the Facility Amount (less the sum of the Bank Commitments of the defaulting Banks) and (y) the Available Bank Commitment of such Bank. After the Agent’s receipt of such funds, the Agent shall remit the proceeds of such Refunding Loans by 5:15 p.m., New York City time, to the Commercial Paper Account maintained with the Depositary for application in accordance with the terms of the Depositary Agreement.

(d)  Conversion to Refunding Loans. After the occurrence and during the continuance of an Event of Default, at the written direction of the Required Banks and the Trust or upon the occurrence of any of the remedial actions in the context of an Event of Default as described in Section 9.01 (whether automatic or at the election of the Agent or the Required Banks), all Revolving Loans and Swingline Loans then outstanding shall be converted as of the day set forth therein to, and shall be treated thereafter, except as described in the following sentence, for all purposes under this Liquidity Agreement as, Refunding Loans. Any Loan so converted that is a Euro-Dollar Loan shall continue to bear interest at the Euro-Dollar Rate. Any Loan so converted that is not bearing interest at the Euro-Dollar Rate shall bear interest on and after the date following such conversion as if such Loan were a Base Rate/Euro-Dollar Loan made on such date.

(e)  Maturity. Each Refunding Loan shall mature on the date of any mandatory payment pursuant to Section 5.01; provided, that only the portion of such Refunding Loan required to be repaid pursuant to Section 5.01 on such date shall mature on such date, provided, further, that the final maturity date thereof shall be the Expiration Date. Any portion of a Refunding Loan outstanding as of the Expiration Date shall, thereafter, be a Base Rate Loan and bear interest at the Base Rate plus the spread specified in Section 3.07(d) hereof.

Section 3.05  Disbursement of Funds.

(a)  Subject to the terms and conditions hereof, no later than 3:00 p.m. (New York City time) on the date specified in each Notice of Borrowing for a Pro Rata Revolving Loan, each Bank will make available to the Agent in freely transferable U.S. dollars and in immediately available funds an amount equal to the product of (i) such Bank’s Percentage and (ii) the amount of such Pro Rata Revolving Loans required to be made on such date at the Payment Office (for the account of such non-U.S. office of the Agent as the Agent may direct if a Euro-Dollar Loan), and the Agent, by 3:30 p.m. (New York City time), shall remit the proceeds of such Pro Rata Revolving Loans to the Collateral Account maintained with the Collateral Agent for application in accordance with the terms of the Security Agreement.

(b)  Subject to the terms and conditions hereof, no later than 3:00 p.m. (New York City time) on the date specified in each Notice of Borrowing for a Non-Pro Rata Revolving Loan, each Bank making such Non-Pro Rata Revolving Loan will make available to the Agent in freely transferable U.S. dollars and in immediately available funds the amount of its Non-Pro Rata Revolving Loan required to be made on such day at the Payment Office and the Agent, by 3:30 p.m. (New York City time), shall remit the proceeds of such Non-Pro Rata Revolving Loan received by the Agent to the Collateral Account maintained with the Collateral Agent for application in accordance with the terms of the Security Agreement.

(c)  Swingline Loans shall be disbursed in accordance with Section 3.03(b).

(d)  Subject to the terms and conditions hereof, no later than 3:00 p.m. (New York City time) on the date specified in each Notice of Borrowing for a Refunding Loan provided for in Section 3.04(a), each Bank will make available to the Agent in freely transferable U.S. dollars and in immediately available funds an amount equal to the product of (i) such Bank’s Percentage and (ii) the amount of such Refunding Loans required to be made on such day at the Payment Office, and the Agent, by 3:30 p.m. (New York City time), shall remit the proceeds of such Refunding Loans to the Commercial Paper Account maintained with the Depositary for application in accordance with the terms of the Depositary Agreement.

(e)  Unless the Agent shall have been notified in writing (which may be by telecopy) by any Bank prior to the date of any Borrowing (or in the case of a Borrowing with respect to a Base Rate Loan, prior to 2:00 p.m., New York City time on the date of such Borrowing) that such Bank will not make available the amount that would constitute its share of such Borrowing, the Agent may assume that such Bank has made or will make such amounts available to the Agent (or, in the case of Swingline Loans, has credited or will credit the Collateral Account of the Trust directly), and in reliance upon such assumption, the Agent may make available to the Trust or the Depositary a corresponding amount. If and to the extent that such Bank shall not have reimbursed the Agent, such Bank and the Trust severally agree to repay the Agent forthwith upon demand (delivered, in the case of the Trust, in accordance with the next succeeding sentence) such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Trust until the date such amount is repaid to the Agent, at (i) in the case of the Trust, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 3.07 and (ii) in the case of such Bank, the Federal Funds Rate. Any such demand for payment shall be made first upon such Bank and, if such Bank shall have failed to repay such amount within two Euro-Dollar Business Days after such demand, then upon the Trust. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Loan included in such Borrowing for purposes of this Liquidity Agreement. Until either such Bank or the Trust repays such amount owing to the Agent, such advance made by the Agent shall be deemed to be a Loan made by the Agent for all purposes hereunder, earning interest as set forth in the third preceding sentence and shall be secured pursuant to the terms of the Security Agreement.

Section 3.06  Repayment of Loans; Evidence of Debt.

(a)  The Trust hereby unconditionally promises to pay the Agent for the account of each Bank (i) the full unpaid principal amount of each Pro Rata Revolving Loan on the dates and in the amounts as required pursuant to this Liquidity Agreement, (ii) the full unpaid principal amount of each Non-Pro Rata Revolving Loan on the dates and in the amounts as required pursuant to this Liquidity Agreement, (iii) the full unpaid principal amount of each Swingline Loan on the dates and in the amounts as required pursuant to this Liquidity Agreement, and (iv) the full unpaid principal amount of each Refunding Loan on the dates and in the amounts as required pursuant to this Liquidity Agreement. The Trust hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date of each such Loan until payment in full thereof at the rates per annum, and on the dates, set forth in Section 3.07 hereof.

(b)  Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Trust to such Bank resulting from each Loan of such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time under this Liquidity Agreement.

(c)  The Agent shall maintain a register (the “Register”) for the recordation of the names and addresses of the Banks and the Bank Commitments of, and principal amounts of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Trust, the Agent and the Banks may (and, in the case of any Loan or other obligation hereunder not evidenced by a Loan Note, shall) treat each Person whose name is recorded in the Register as the maker of a Loan or other obligation hereunder as the owner thereof for all purposes of this Liquidity Agreement and the other Program Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Loan Note shall be effective only upon appropriate entries with respect thereto being made in the Register and, in any case, upon compliance with the provisions of Section 12.06. The Register shall be available for inspection by the Trust or any Bank at any reasonable time and from time to time upon reasonable prior notice. The Register shall include a subaccount for each Bank, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and, if applicable, each Monthly Term applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Trust to each Bank hereunder and (iii) both the amount of any sum received by the Agent hereunder from the Trust and each Bank’s share thereof.

(d)  The entries made in the Register and the accounts of each Bank maintained pursuant to Section 3.06(b) hereof shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Trust therein recorded; provided, however, that the failure of any Bank or the Agent to maintain the Register or any such account, or any error therein, shall not adversely affect such Bank’s rights with respect to any Loans made or in any manner affect the obligation of the Trust to repay (with applicable interest) the Loans made to the Trust by such Bank in accordance with the terms of this Liquidity Agreement.

(e)  The Trust agrees that, upon the request of the Agent, on behalf of any Bank that so requests, the Trust will execute and deliver to such Bank one note for Revolving Loans (a “Revolving Loan Note”), one note for Swingline Loans (a “Swingline Loan Note”) and one note for Refunding Loans (a “Refunding Loan Note”, and together with the Revolving Loan Note and the Swingline Loan Note, the “Loan Note”), each of which shall: (i) be dated the date hereof; (ii) be in the stated principal amount equal to the Bank Commitment of such Bank; (iii) bear interest as provided in Section 3.07; (iv) be payable to the order of such Bank; (v) be entitled to the benefits of this Liquidity Agreement and the Security Agreement; and (vi) for each of the Revolving Loan Notes, Swingline Loan Notes and Refunding Loan Notes, be substantially in the form of Exhibits A, B and C, respectively, to this Liquidity Agreement with blanks appropriately completed in conformity herewith. In the case of any Loan Note issued hereunder, the obligation of the Trust to pay principal and interest as described in Section 3.06(a) shall be represented by such Loan Note. Each Bank that has received a Loan Note shall, and is hereby authorized to, make a notation on the schedule attached to its applicable Loan Note of the date and the amount of such Revolving Loan, Swingline Loan or Refunding Loan and the date and amount of the payment of principal thereon and prior to any transfer of any of its Loan Notes, such Bank shall, and is hereby authorized to, endorse the outstanding principal amount of such Loan Note on the schedule attached thereto; provided, however, that failure to make such notation or endorsement shall not adversely affect such Bank’s rights with respect to such Loan or in any manner affect the obligation of the Trust to repay (with applicable interest) the Loans made to the Trust by such Bank in accordance with the terms of this Liquidity Agreement. Notwithstanding any provision of Section 3.06(d), the notations made on the schedule to each Loan Note by the applicable Bank shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Trust under such Loan Note. Although each Loan Note shall be dated the date hereof, interest in respect thereof shall be payable pursuant to a Loan Note only for the periods during which Loans are outstanding thereunder. In addition, although the stated principal amount of each Loan Note shall be equal to the Bank Commitment of the related Bank, each Loan Note shall be enforceable with respect to the Trust’s obligation to pay the principal thereof only to the extent of the unpaid principal amount of the Loans outstanding thereunder at the time such enforcement shall be sought.

Section 3.07  Interest Rates.

(a)  Each Base Rate Loan (including each Swingline Loan) shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made, interest being payable on the immediately following Distribution Date, at a rate per annum equal to the Base Rate, except that Swingline Loans shall bear interest at the effective Federal Funds Rate from time to time plus 1.00%, for each such day the Loan was outstanding from and including the preceding Distribution Date. Such interest shall be due and payable monthly in arrears on each Distribution Date for each day the Loan was outstanding on the outstanding principal amount thereof on each such day for the period commencing on the preceding Distribution Date and ending on the day preceding such Distribution Date.

(b)  Each Base Rate/Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until the immediately following Distribution Date at a rate per annum equal to the Base Rate for such day, provided, however, that if such loan is made less than two Euro-Dollar Business Days prior to such immediately following Distribution Date, such Loan shall bear interest at the outstanding principal amount thereof for each day from the date such Loan is made until the second following Distribution Date at a rate equal to the Base Rate for such day and for each Interest Period thereafter shall bear interest on the outstanding principal balance thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of (1) the Euro-Dollar Margin plus (2) the Euro-Dollar Rate applicable to such Interest Period. Such interest shall be due and payable for such Interest Period on the last day thereof.

“Euro-Dollar Margin” means a rate per annum equal to 0.75%.

The “Euro-Dollar Rate” applicable to any Interest Period means the rate (rounded upward, if necessary, to the next 1/16 of 1%) determined by the Agent to be the rate of interest per annum for deposits in U.S. dollars for a period equal to the relevant Monthly Term quoted on Telerate Screen Page 3750 (or its successor if such page number changes) at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. If no quotation is available on Telerate, the “Euro-Dollar Rate” shall mean the rate determined by the Agent to be the rate at which deposits in U.S. dollars are offered by JPMC to first class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

(c)  Each Euro-Dollar Loan (other than a Base Rate/Euro-Dollar Loan bearing interest at the Euro-Dollar Rate) shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of (1) the Euro-Dollar Margin plus (2) the Euro-Dollar Rate applicable to such Interest Period. Such interest shall be due and payable for each Interest Period on the last day thereof.

(d)  Any overdue principal of or interest on any Base Rate Loan, Base Rate/Euro-Dollar Loan or Euro-Dollar Loan and any unpaid Commitment Fees shall, to the extent permitted by applicable law, bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2.50% plus the rate applicable to Base Rate Loans for such day.

(e)  The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Trust (by telecopy) and the Banks (by telex, telecopy or cable) of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error. The Agent will, at the request of the Trust, furnish such additional information concerning the calculation of the interest rate on any Euro-Dollar Loan as the Trust may reasonably request.

(f)  The Agent agrees to use its reasonable efforts to obtain quotations from JPMC in connection with the determination of the Euro-Dollar Rate for any date of determination for which no quotation is available on Telerate. If no quotation from JPMC is available or if it cannot furnish a quotation in a timely manner, the provisions of Section 10.01 shall apply.

Section 3.08  Method of Electing Interest Rates.

(a)  The Pro Rata Revolving Loans included in each Borrowing shall bear interest initially at the rate for the Type specified by the Trust in the applicable Notice of Borrowing. Thereafter, the Trust may from time to time elect to change or continue the Type of interest rate borne by each Group of Pro Rata Revolving Loans, subject in each case to the provisions of Article X, as follows:

(i)  if such Loans are Base Rate Loans, the Trust may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day and, absent such election, such Loans shall continue to be Base Rate Loans; or

(ii)  if such Loans are Euro-Dollar Loans, the Trust may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice, in the form attached hereto as Exhibit E (a “Notice of Interest Rate Election”), to the Agent at least three Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided, that (i) such portion is allocated ratably among the Banks making the Loans comprising such Group on the basis of their respective Loan amounts and (ii) the portion to which such Notice of Interest Rate Election applies, and the remaining portion to which it does not apply, are each $5,000,000 or any larger multiple of $1,000,000.

(b)  Each Notice of Interest Rate Election shall specify:

(i)  the Group of Loans (or portion thereof) to which such notice applies;

(ii)  the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

(iii)  if the Loans comprising such Group are to be converted, the new Type and, if such new Loans are Euro-Dollar Loans, the duration of the initial Monthly Term applicable thereto; and

(iv)  if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of the additional Monthly Term applicable thereto.

Each Monthly Term specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Monthly Term.

(c)  Upon receipt of a Notice of Borrowing (or telephonic notice whether or not later confirmed in writing by a Notice of Borrowing) or a Notice of Interest Rate Election from the Trust pursuant to subsection (a) above, such notice shall not thereafter be revocable by the Trust, and the Agent shall promptly notify each Bank of the contents thereof. If the Trust fails to deliver a timely Notice of Interest Rate Election to the Agent for any Group of Euro-Dollar Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

(d)  An election by the Trust to change or continue the rate of interest applicable to any Group of Loans pursuant to this Section 3.08 shall not constitute the making of a Pro Rata Revolving Loan subject to the provisions of Section 6.02.

(e)  This Section 3.08 shall not apply to Swingline Loans or Refunding Loans, which may not be converted.

Section 3.09  Computation of Interest and Fees. Interest based on the Base Rate or, with respect to Swingline Loans, the Federal Funds Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

Section 3.10  Pro Rata Borrowings. All Pro Rata Revolving Loans and Refunding Loans shall be made by the Banks simultaneously and in such amount as necessary so that after giving effect thereto (and calculated assuming no default by any Bank in its obligation to make such Loans) the total outstanding Pro Rata Revolving Loans and Refunding Loans of each Bank shall bear the same proportion to all outstanding Loans of all Banks (other than Non-Pro Rata Revolving Loans) as such Bank’s Percentage bears to 100%. It is understood that, other than as provided in Section 3.04(c), no Bank shall be responsible for any default by any other Bank in its obligations to make Loans hereunder and it is understood that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitment hereunder.

Section 3.11  Funding Losses. If the Trust makes any payment of principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted to a Base Rate Loan on any day other than the last day of an Interest Period applicable thereto, or if the Trust fails to borrow, convert or prepay any Euro-Dollar Loans after notice has been given to any Bank in accordance with Section 3.02, 3.08 or 5.01(b), respectively, the Trust shall reimburse each Bank as set forth below for any resulting loss or expense incurred by it, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow or prepay; provided, that such Bank shall have used its reasonable efforts to reduce or avoid such loss or expense; provided further, that such Bank shall have delivered to the Trust and the Agent a certificate as to the amount of such loss or expense and showing, in reasonable detail, the calculations employed by such Bank to determine the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error; provided further, that such loss shall in no event exceed the interest which would have been payable for the balance of such Interest Period or other period, less the applicable Euro-Dollar Margin. Amounts payable to any Bank pursuant to this Section 3.11 shall be paid (x) if such demand has been made on or before the last Business Day of the calendar month in which such amount arose, on the Distribution Date occurring in the immediately succeeding calendar month and (y) if such demand is made after the last Business Day in the calendar month in which such amount arose, on the Distribution Date occurring in the calendar month after the month in which the demand was made.

Section 3.12  Taxes.

(a)  All payments of principal, interest and fees to be made by the Trust or the Agent (in respect of such amounts received by it from the Trust) pursuant to this Liquidity Agreement to any Bank (or Participant thereof) with respect to any Loan or fee shall be made free and clear of and without reduction or withholding for or on account of any present or future income, excise, or other taxes, levies, imposts, duties, charges, or fees of whatever nature now or hereafter imposed by any governmental or other taxing authority excluding any franchise taxes and any taxes on or measured by overall net income, gross receipts, general assets or capital (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings, “Taxes”), unless the withholding or other payment of such Taxes is required by applicable law. In the event that the Trust or the Agent is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee, the Trust shall pay to such Agent or Bank (or Participant thereof) additional amounts as may be necessary in order that the net amount received by such Agent or Bank (or Participant thereof) after the required withholding or other payment (including any required withholding or other payment on such additional amounts) shall equal the amount such Agent or Bank (or Participant thereof) would have received had no such withholding or other payment been made; provided, however, that no such additional amounts shall be paid by the Trust:

(i)  except on account of Taxes imposed by the United States (or any political subdivision, possession, territory or taxing authority thereof or therein); and

(ii)  on account of any federal withholding tax imposed by the United States (“United States Tax”):

(1)  if such Bank or Participant of such Bank shall have delivered Internal Revenue Service Form W-8ECI (“Form W-8ECI”) to the Trust pursuant to clause (b) or (c) of this Section 3.12 and such Bank or Participant shall at any time not be entitled to complete exemption from United States Tax for any reason other than a change in United States federal income tax law, regulation or official interpretation of such law after the date hereof (or in the case of any Assignee or Participant, the date of the relevant assignment or participation agreement);

(2)  if such Bank or Participant of such Bank shall have delivered Internal Revenue Service Form W-8BEN (“Form W-8BEN”) to the Trust pursuant to clause (b) or (c) of this Section 3.12 and such Bank or Participant shall at any time not be entitled to complete exemption from United States Tax for any reason other than (i) an amendment, modification or revocation of an applicable income tax convention or a change in official position regarding the application or interpretation of such treaty after the date hereof (or in the case of any Assignee or Participant, the date of the relevant assignment or participation agreement) or (ii) a change in United States federal income tax law, regulation or official interpretation of such law after the date hereof (or in the case of any Assignee or Participant, the date of the relevant assignment or participation agreement); or

(3)  if such Bank or Participant of such Bank shall have failed to comply with its obligations pursuant to clause (b) or (c) of this Section 3.12.

In addition, as a condition to such payment of additional amounts by the Trust, such Bank shall provide the Trust and the Agent with evidence satisfactory to them of the imposition of such payment, together with the calculation of the amounts payable thereunder. Furthermore, if pursuant to this Section 3.12 any Bank receives an increased payment with respect to Taxes, and such Bank also recovers any portion of such Taxes from the applicable taxing authority such that the total amount of the payments and the recovered Taxes exceeds the amount stated to be payable with respect to the Bank, such Bank shall remit any such excess to the Trust and the Agent.

(b)  Each Bank that is a Non-U.S. Bank hereby severally covenants and agrees to and for the benefit of the Trust and the Agent that:

(i)  at, or prior to, the Effective Date, such Non-U.S. Bank shall have delivered to both the Trust and the Agent either:

(1)  two accurate and complete original signed copies of Form W-8BEN, appropriately completed and claiming complete exemption from withholding and deduction of United States Taxes, with respect to each three-year calendar period, any portion of which falls within the period of the Commitment, dated as of the date hereof; or

(2)  two accurate and complete original signed copies of Form W-8ECI, appropriately completed and claiming complete exemption from withholding and deduction of United States Taxes, with respect to each tax year of such Bank, any portion of which falls within the period of the Commitment, dated as of the date hereof; and

(ii)  in each fiscal year of such Bank after the Effective Date, at or prior to the first scheduled payment date in such fiscal year, such Non-U.S. Bank shall have delivered to both the Trust and the Agent either:

(1)  two accurate and complete original signed copies of Form W-8BEN, appropriately completed and claiming complete exemption from withholding and deduction of United States Taxes, with respect to the three-year calendar period commencing with the then current calendar year; or

(2)  two accurate and complete original signed copies of Form W-8ECI, appropriately completed and claiming complete exemption from withholding and deduction of United States Taxes, with respect to such Bank’s then current tax year.

(c)  Each Non-U.S. Bank severally covenants and agrees to deliver to the Trust and the Agent:

(i)  before or promptly after the date on which any form previously delivered by such Bank pursuant to Section 3.12(b) may no longer be relied upon by the Trust and the Agent as a result of an act by such Bank, two accurate and complete original signed copies of Form W-8BEN or Form W-8ECI (or such additional or successor forms as shall be adopted from time to time by the relevant United States taxing authorities), appropriately completed and claiming complete exemption from withholding and deduction of United States Taxes, to replace the like form previously delivered by such Non-U.S. Bank; and

(ii)  if any form previously delivered by such Non-U.S. Bank pursuant to Section 3.12(b) may no longer be relied upon by the Trust and the Agent for any reasons (other than as a result of an act by the Bank), two accurate and complete original signed copies of Form W-8ECI or Form W-8BEN, as the case may be (or such additional or successor forms as shall be adopted from time to time by the relevant United States taxing authorities), appropriately completed and claiming complete exemption from withholding and deduction of United States Taxes, as the Trust or the Agent may reasonably request.

Notwithstanding the foregoing subsections (b)(ii), (c)(i) and (c)(ii) of this Section 3.12, a Non-U.S. Bank shall not be required to provide a form if due to any change in treaty, law or regulation or official interpretation that occurred after the date hereof (or, in the case of any Non-U.S. Bank that is an Assignee or a Participant complying with subsections (b)(ii), (c)(i) and (c)(ii) of this Section 3.12 pursuant to Section 12.06(b) or 12.06(c), the date of the relevant assignment or participation agreement) and prior to the date on which any such delivery would otherwise be required, all such forms are inapplicable or such Bank is not entitled to any exemption from the United States Tax as claimed in the form previously delivered. In any such case, each Non-U.S. Bank shall provide such forms as the Trust or the Agent may reasonably request to establish entitlement, if any, to any reduction in United States Tax to which such Bank may be entitled from and after the occurrence of any such change in treaty, law or regulation.

(d)  In the event that the Trust is required to pay an additional amount pursuant to Section 3.12(a) to any Bank, the Trust shall have the rights set forth in Section 4.04. The agreements in this Section 3.12 shall survive the termination of this Liquidity Agreement and the payment of the Loans, and all other amounts payable hereunder.

Section 3.13  Regulation D Compensation. For so long as any Bank is required to maintain reserves against “Eurocurrency liabilities” (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Bank to United States residents), and, as a result, the cost to such Bank (or its Euro-Dollar Lending Office) of making or maintaining its Euro-Dollar Loans is increased, then such Bank may require the Trust to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum up to but not exceeding the excess of (i) (A) the applicable Euro-Dollar Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable Euro-Dollar Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Trust and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall furnish to the Trust at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans an officer’s certificate setting forth the amount to which such Bank is then entitled under this Section (which shall be consistent with such Bank’s good faith estimate of the level at which the related reserves are maintained by it). Each such certificate shall be accompanied by such information as the Trust may reasonably request as to the computation set forth therein.

ARTICLE IV

OTHER CREDIT TERMS

Section 4.01  Commitment Fees and Utilization Fees.

(a)  The Trust agrees to pay to the Agent for distribution to each Bank a commitment fee computed at the rate of twenty five (25) basis points per annum from the Effective Date until the Expiration Date (calculated on the basis of the actual days elapsed over a year of 360 days), on the average daily amount of the excess, if any, of (i) the Bank Commitment of such Bank over (ii) the aggregate principal amount of all outstanding Loans made by such Bank (in the aggregate, the “Commitment Fees”). The Commitment Fees shall be paid quarterly in arrears on the Distribution Date occurring in February, May, August and November in each calendar year commencing with the Distribution Date occurring in February 2004 and shall be paid on the Expiration Date.

(b)  To the extent that the aggregate principal amount of all Loans outstanding equals over 33-1/3% of the Facility Amount, the Trust agrees to pay to the Agent for distribution to each Bank, a Utilization Fee equal to a per annum rate of 0.125% from the Effective Date until the Expiration Date (calculated on the basis of the actual days elapsed over a year of 360 days) on the average daily amount of the excess of (i) the aggregate principal amount of all Loans outstanding over (ii) 33-1/3% of the Facility Amount (the ‘Utilization Fee). The Agent Bank shall determine each Bank’s portion of the Utilization Fee which will be allocated among the Banks based on each Bank’s respective Percentage. The Utilization Fee shall be paid quarterly in arrears on the Distribution Date occurring in January, April, July and October in each calendar year commencing with the Distribution Date occurring in January 2004 and shall be paid on the Expiration Date.

Section 4.02  Termination or Reduction.

(a)  The Trust shall have the right at any time and from time to time to (i) terminate the Commitment in whole or (ii) permanently reduce the Facility Amount by a minimum amount of $10,000,000 and integral multiples of $5,000,000 in excess thereof, without penalty, by giving at least three Business Days’ prior written notice to the Agent (who shall promptly give similar notice to each Bank), the Depositary and the Rating Agencies specifying the scheduled date (which shall be a Business Day) of such termination or reduction and the amount of any reduction. Such termination of the Commitment or reduction of the Facility Amount shall be effective on the scheduled date specified in the Trust’s notice; provided, however, that no termination of the Commitment in its entirety shall be effective if, on the scheduled date thereof, any Commercial Paper would remain outstanding after such scheduled date, in which case such termination shall be effective on the first Business Day on which no Commercial Paper shall be outstanding; provided further, however, that no such partial reduction shall be effective if on the scheduled date thereof, after giving effect to all transactions to occur on such day, the sum of the Credits Outstanding on such day (minus the aggregate principal amount of outstanding Non-Pro Rata Revolving Loans on such day) plus the Interest Component on such day, would exceed the Facility Amount as so reduced.

(b)  The Facility Amount shall be permanently reduced on the day any Refunding Loan made pursuant to Section 3.04(a), 3.04(c) or 3.04(d) is repaid pursuant to Section 5.01 to the extent of such repayment (except repayments made pursuant to Section 5.01(a)(ii) or repayments made through the issuance of Revolving Loans or Swingline Loans).

(c)  The Bank Commitment of each Bank shall be automatically permanently reduced as and when, and in the aggregate to the same extent as, the Facility Amount is reduced pursuant to Section 4.02(a) or 4.02(b), pro rata in accordance with each Bank’s respective Percentage.

(d)  The Bank Commitment of a Bank shall be automatically reduced to zero (i) when it shall make a Non-Pro Rata Revolving Loan pursuant to Section 3.02(c) or (ii) if after the 60-day period referred to in Section 3.02(c), such Bank shall not be obligated to make a Loan pursuant to Section 3.02(c), provided, however that no such reduction referenced in clause (ii) shall be effective if on the scheduled date thereof, after giving effect to all transactions to occur on such day, the sum of the Credits Outstanding on such day (minus the aggregate principal amount of outstanding Non-Pro Rata Revolving Loans on such day) plus the Interest Component on such day, would exceed the Facility Amount as so reduced.

(e)  The Commitment shall terminate in whole when there is no Commercial Paper outstanding and all Commercial Paper is fully repaid. Such termination shall be effective on the first Business Day on which no Commercial Paper shall be outstanding.

Section 4.03  Increase of Commitment.

(a)  The Trust may, with the consent of the Agent, amend this Liquidity Agreement to increase the Facility Amount and add additional Persons as Banks or to increase the Bank Commitments of consenting Banks (including on a non-pro rata basis); provided, however, the Facility Amount shall in no event exceed $2,250,000,000 without the consent of the Required Banks; provided further, however, that no increase in the Commitment may be made unless after giving effect to such increase (i) the aggregate Principal Amount of all outstanding Series of Certificates plus the amount on deposit in the Cash Collateral Account, if any, shall equal at least the Required Enhancement Amount and (ii) the maximum aggregate notional amount of the Interest Rate Swaps shall be at least equal to the Program Size; provided finally, however, that the Bank Commitment of a Bank may only be increased with the consent of such Bank. Prior to adding additional Persons as Banks in connection with an increase in the Facility Amount, the Trust shall obtain written confirmation from each of the Rating Agencies that such addition shall not cause the reduction or withdrawal of any rating on the Commercial Paper.

(b)  The Trust shall not increase the Facility Amount pursuant to Section 4.03(a) unless any Downgraded Bank that has not been required to make a Non-Pro Rata Revolving Loan pursuant to Section 3.02(c) has been replaced pursuant to Section 4.04.

(c)  The Trust may, at its option, from time to time request that the Banks agree to increase their Commitments by an aggregate amount specified by the Trust, which aggregate amount will be allocated ratably among the Banks, based on their then-existing Commitments (as to each Bank, its “Requested Ratable Increase”). If any Bank declines to increase its Commitment by its Requested Ratable Increase, the remaining Banks will have the option to increase their Commitments by a ratable portion (based on the then-existing Commitments of the Banks electing such option) of such declining Bank’s Requested Ratable Increase. Any such increase in the Commitments of one or more Banks will not result in an extension of the Expiration Date.

Section 4.04  Replacement of a Bank. In the event (i) a Bank becomes a Downgraded Bank, (ii) a Bank requests compensation for increased costs pursuant to Article X, (iii) a Bank’s obligation to make Euro-Dollar Loans has been suspended pursuant to Section 10.02, (iv) a Bank requests increased payments pursuant to Section 3.12 or (v) a Bank becomes a Non-Renewing Bank, the Trust shall have the right, provided that no Default or Event of Default shall have occurred and be continuing, to replace such Bank by giving three Business Days’ prior written notice to the Agent and such Bank, specifying the date such Bank’s rights and obligations hereunder shall be terminated; provided, however, that in the case of clause (i) or (v) hereof, the Trust covenants and agrees to use its best efforts (without the expenditure of money for the sole purpose of inducing such replacement) to find a bank to replace any such Downgraded Bank or Non-Renewing Bank pursuant to Section 12.06(c); provided further, however, that in the case of clause (i) hereof, the Trust shall not be required to use its best efforts to find a replacement bank for any such Downgraded Bank if the Trust has received written confirmation from the Rating Agencies pursuant to Section 3.02(c), that the failure to request a Non-Pro Rata Revolving Loan from the Downgraded Bank will not result in the reduction or withdrawal of its current rating, if any, of the Commercial Paper. In the event of a replacement of a Bank pursuant to this Section, such replaced Bank shall assign its rights and obligations hereunder to a replacement bank selected by the Trust upon payment by the replacement bank to such Bank of such Bank’s outstanding Loans and any accrued and unpaid interest thereon, accrued Commitment Fee and any other amounts owed to such Bank and to execute and deliver such documents evidencing such assignment as shall be necessary or reasonably requested by the Trust and the Agent. If a replacement bank is added as a Bank pursuant to clause (i) above in place of a Downgraded Bank whose Bank Commitment has been reduced to zero pursuant to Section 4.02(d), the Bank Commitment of the replacement Bank shall, subject to the limitations contained in Section 4.03, be the amount set forth in the documents evidencing such assignment referred to in the preceding sentence. Prior to adding any replacement bank as a Bank under this Section 4.04, the Rating Agencies shall receive notice of such replacement and the replacement bank shall have (i) paid to the Agent an administrative fee for processing such replacement in the amount of $2,500 and (ii) delivered an opinion or officer’s certificate, as determined by the Rating Agencies, regarding the enforceability of the Liquidity Agreement in form and substance satisfactory to the Rating Agencies.

Section 4.05  Proceeds.

(a)  The proceeds of Commercial Paper shall be used by the Trust only to (i) acquire Mortgage Loans, (ii) pay matured and maturing Commercial Paper, including interest thereon, (iii) pay Loans, including interest thereon, (iv) reimburse the Agent for amounts advanced by the Agent pursuant to Section 3.05(e), and (v) pay MTNs, including interest thereon.

(b)  The proceeds of Pro Rata Revolving Loans and Swingline Loans shall be used by the Trust only to (i) acquire Mortgage Loans, (ii) pay matured or maturing Commercial Paper, including interest thereon, (iii) pay interest on Loans or repay Refunding Loans, (iv) reimburse the Agent for amounts advanced by the Agent pursuant to Section 3.05(e), and (v) pay MTNs, including interest thereon.

(c)  The proceeds of Non-Pro Rata Revolving Loans shall be used by the Trust solely to pay matured Commercial Paper including interest thereon; provided, however, that if a Downgraded Bank that made a Non-Pro Rata Revolving Loan is replaced pursuant to Section 4.04, the proceeds of such Non-Pro Rata Revolving Loan may be used to repay such Non-Pro Rata Revolving Loan.

(d)  The proceeds of Refunding Loans shall be used by the Trust only to pay matured or maturing Commercial Paper, including interest thereon.

Section 4.06  Extension of Expiration Date. The Trust may, at its option, request that the Banks agree to the extension of the Expiration Date for a period of one year from the Expiration Date then in effect by delivering such request to the Agent no later than 60 days prior to the first anniversary of the Effective Date and annually thereafter. Each Bank shall respond to such request within 20 days of receipt thereof. If one or more Banks fails to respond affirmatively to such request within 20 days of receipt thereof (each such Bank, a “Non-Renewing Bank”), the Trust may replace such Bank in accordance with the provisions of Section 4.04. Any affirmative response by a Bank shall constitute the binding obligation of such Bank to fulfill all of its obligations hereunder until such extended Expiration Date. The Trust shall provide prior written notice of each Non-Renewing Bank to the Rating Agencies. It shall be a condition to the effectiveness of each extension that (i) the respective terms of the Program Documents shall each extend or be extended to a date on or after such Expiration Date, (ii), if the Facility Amount after such extension shall be less than $1,000,000,000, the Required Banks shall have consented to such extension and (iii) at the time of request for, and the effectiveness of, such extension, no Event of Default shall have occurred and be continuing. Each Non-Renewing Bank shall fulfill all of its obligations hereunder until the Expiration Date then in effect up to its then current Bank Commitment.

ARTICLE V

PAYMENTS

Section 5.01  Payments and Prepayments.

(a)  The Trust shall repay the outstanding principal amount of any Refunding Loan to the extent of the amount of (i) any payment made by the Collateral Agent to the Banks pursuant to priority fourth under Section 2.01 of the Security Agreement, and (ii) proceeds from the issuance of Commercial Paper which are received by the Collateral Agent into the Collateral Account, and the outstanding principal amount of any Refunding Loan shall be repaid as soon as such funds described in clauses (i) or (ii) above become available and in accordance with this Section 5.01(a). Pursuant to the terms of the Security Agreement, distributions under Section 5.03 thereof are made subject to this Article V. The Trust shall promptly notify the Collateral Agent of the outstanding principal amount of any Refunding Loans and shall or shall cause the Collateral Agent to promptly notify the Agent of the amounts available under clauses (i) and (ii) of the second preceding sentence, and the Trust shall instruct the Collateral Agent to make such payments to the Agent on each day in the amount equal to the lesser of (x) the sum of the amounts available under the aforementioned clauses (i) and (ii), and (y) the principal amount of Refunding Loans outstanding on such date. Subject to the obligation of the Trust to repay Refunding Loans as described above and subject to the conditions of Section 5.01(b), and provided that no Refunding Loan is outstanding, the Trust shall have the right (but not the obligation) to prepay the Loans of a Downgraded Bank or Non-Renewing Bank in whole or in part from any payment made by the Collateral Agent to the Trust pursuant to priority fourth under Section 5.03(b) of the Security Agreement, provided, however that no such prepayment shall be permitted if on the scheduled date thereof, after giving effect to all transactions to occur on such day, the sum of the Credits Outstanding on such day (minus the aggregate principal amount of outstanding Non-Pro Rata Revolving Loans on such day) plus the Interest Component on such day, would exceed the Facility Amount after such prepayment.

(b)  Prior to maturity of Pro Rata Revolving Loans, Non-Pro Rata Revolving Loans and Swingline Loans, as described in Sections 3.02(b), 3.02(f) and 3.03(d), respectively, and prior to a declaration of acceleration pursuant to Section 9.01, the Trust shall not be obligated (except as provided pursuant to Section 3.02(c) or as otherwise expressly provided herein) to prepay the Pro Rata Revolving Loans, the Non-Pro Rata Revolving Loans or the Swingline Loans. The Trust shall have the right (but not the obligation) to prepay the Loans in whole or ratably in part from time to time pursuant to this Section 5.01 on the following terms and conditions: (i) in the case of Euro-Dollar Loans, the Trust shall give the Agent at least three Euro-Dollar Business Days’ prior written notice or telephonic notice (confirmed in writing) of its intent to prepay Euro-Dollar Loans and the amount of such prepayment and the Types of Euro-Dollar Loans to be prepaid, which notice shall be irrevocable; (ii) in the case of Base Rate Loans, the Trust shall give the Agent written or telephonic notice (confirmed in writing) by 11:30 a.m. (New York City time) on any Business Day of its intent to prepay Base Rate Loans on such day and the amount of such prepayment; (iii) the Trust shall reimburse each Bank for any loss or expense incurred by it as a result of any prepayment on any day other than the last day of an Interest Period, in accordance with Section 3.11; (iv) each prepayment shall be in a principal amount of either $10,000,000 or an integral multiple of $5,000,000 in excess thereof or the outstanding principal amount of the Loan; and (v) all such prepayments shall be applied as provided in Section 5.02(a); provided, however, that no partial prepayment of any Euro-Dollar Loan shall be made pursuant to this Section 5.01(b) if after giving effect thereto the outstanding principal amount of such Euro-Dollar Loan would be less than $1,000,000; provided, further, that prior to giving notice to the Agent of its intention to prepay, the Trust shall have provided instructions to the Collateral Agent regarding the principal amount it intends to prepay and shall have cooperated with the Collateral Agent to ensure that the amounts ultimately remitted to the Trust under the Security Agreement to be used for the prepayment of Loans is consistent with such notice. The Agent shall promptly transmit any notice of prepayment to each Bank.

Section 5.02  General Provisions as to Payments.

(a)  The Trust shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 3:30 p.m. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at the Payment Office without set-off, counterclaim or other deduction. The Agent shall promptly distribute to each Bank its ratable share (based on the principal amount of each Bank’s Loans outstanding which are being paid) of each payment in respect of principal or interest on Loans received by the Agent for the account of the Banks and shall promptly distribute to each Bank the Commitment Fees and any other amounts due to such Bank hereunder received by the Agent for the account of such Bank. Whenever any payment of principal of, or interest on, the Base Rate Loans or of Commitment Fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day; provided, however, that if the date of payment for a Euro-Dollar Loan falls on the Expiration Date and the Expiration Date is not a Euro-Dollar Business Day, the date of payment thereof shall be the Euro-Dollar Business Day immediately preceding the Expiration Date. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b)  Unless the Agent shall have received notice from the Trust prior to the date on which any payment is due to the Banks hereunder that the Trust will not make such payment in full, the Agent may assume that the Trust has made such payment in full to the Agent on such date and the Agent may, but is not obligated to, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Trust shall not have made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank, together with interest thereon for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01  Conditions to Effectiveness. The obligations of the Banks to make Loans shall commence on the first day (the “Effective Date”) on which all of the following conditions have been satisfied (or waived in accordance with Section 12.05):

(a)  Liquidity Agreement. Each Bank and the Trust shall have signed a counterpart copy of this Liquidity Agreement and delivered the same to the Agent (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

(b)  Depositary Agreement. The Trust and Depositary shall have executed and delivered the Depositary Agreement, which shall be in full force and effect, and the Agent shall have received a fully executed counterpart thereof.

(c)  The Loan Notes. There shall have been executed by the Trust and delivered to the Agent for the account of each Bank which has requested Loan Notes pursuant to Section 3.06(e), the appropriate Revolving Loan Note, Swingline Loan Note and Refunding Loan Note dated the date hereof payable to the order of such Bank in the amount and as otherwise provided for in Article III.

(d)  Mortgage Loan Purchase and Servicing Agreement. The Seller and the Trust shall have executed and delivered the Mortgage Loan Purchase and Servicing Agreement, which shall be in full force and effect, and the Agent shall have received a photocopy of a fully executed counterpart thereof.

(e)  The Guarantee. PHH shall have executed and delivered the Guarantee, which shall be in full force and effect, and the Agent shall have received a photocopy of the fully executed original thereof.

(f)  Trust Agreement and Certificate Purchase Agreements. The Depositor and the Owner Trustee shall have executed and delivered the Trust Agreement, and the Agent shall have received a fully executed copy thereof, which shall be in full force and effect. The Agent shall have received fully executed copies of the Certificate Purchase Agreements and the Note Purchase Agreements, which shall be in full force and effect.

(g)  Security Agreement. The Trust, the Collateral Agent, the Indenture Trustee and the Agent shall have executed and delivered the Security Agreement, which shall be in full force and effect, and the Agent shall have received a fully executed counterpart thereof.

(h)  Custodial Agreement. The Trust, the Seller and the Custodian shall have executed and delivered the Custodial Agreement, which shall be in full force and effect, and the Agent shall have received a fully executed counterpart thereof.

(i)  Commercial Paper Dealer Agreement. The Trust and the Commercial Paper Dealers shall have executed and delivered the Commercial Paper Dealer Agreement in respect of the Commercial Paper, which shall be in full force and effect, and the Agent shall have received a fully executed counterpart thereof.

(j)  Administration Agreement. The Trust and the Administrator shall have executed and delivered the Administration Agreement, which shall be in full force and effect, and the Agent shall have received a fully executed counterpart thereof.

(k)  No Default, Event of Default or Servicer Event of Default. No Default, Event of Default or Servicer Event of Default shall have occurred and be continuing on the Effective Date nor will any Default, Event of Default or Servicer Event of Default result from the consummation of the initial Credit Utilization on such date.

(l)  Representations and Warranties. All representations and warranties of (i) the Trust contained in this Liquidity Agreement and in the other Program Documents or in any document, certificate or financial or other statement delivered in connection herewith or therewith, (ii) the Servicer contained in any Servicer Documents, (iii) the Seller contained in the Seller Documents and (iv) PHH contained in the Guarantee shall be true and correct in all material respects and with the same force and effect as though such representations and warranties had been made as of the Effective Date.

(m)  Opinions of Counsel. The Agent shall have received signed opinions, addressed to the Agent, the Collateral Agent and the Banks from Skadden, Arps, Slate, Meagher & Flom, special counsel to the Seller and the Trust, and an opinion of counsel for each Swap Counterparty, in form and substance reasonably satisfactory to the Agent, delivered with such changes (if any) therein as shall be acceptable to the Agent and counsel to the Agent, and as to such other matters as the Agent may reasonably request (including without limitation security interest matters). The Agent shall have also received a copy addressed to the Banks, of each opinion delivered to S&P, Moody’s or, if applicable, Fitch in connection with the rating of the Commercial Paper.

(n)  Closing Certificates. (i) The Agent shall have received in sufficient counterparts for each Bank a certificate, dated the date hereof and executed by the chairman of the board, vice chairman of the board, president, the Owner Trustee, any vice president, secretary, treasurer, assistant secretary or any assistant treasurer (or a Person with a delegation of authority from any such officer) of (i) the Trust stating that all of the conditions with respect to the Trust specified in Sections 6.01(l) and 6.01(k) are then satisfied, (ii) the Servicer stating that the conditions with respect to the Servicer specified in Sections 6.01(l) and 6.01(k) are then satisfied, (iii) the Seller stating that the conditions with respect to the Seller specified in Section 6.01(l) are then satisfied and (iv) PHH stating that the conditions with respect to PHH specified in Section 6.01(l) are then satisfied; and (ii) the Trust shall have received from the Agent a certificate dated the date hereof stating that all conditions required by this Section 6.01 have been satisfied.

(o)  Filings, etc. All filings (including, without limitation, pursuant to the Uniform Commercial Code) and recordings shall have been accomplished with respect to the Security Agreement in such jurisdictions as may be required by law to establish, perfect, protect and preserve the rights, titles, interests, remedies, powers, privileges, first priority liens and security interests of the Collateral Agent in the Assigned Collateral for the benefit of, among others, the Banks hereunder as covered by the Security Agreement and any giving of notice or the taking of any other action to such end (whether similar or dissimilar) required by law shall have been given or taken (it being understood that no filings of assignments of the mortgages relating to the Mortgage Loans purchased by the Trust will generally be required). On or prior to the Effective Date, the Agent and the Collateral Agent shall have received satisfactory evidence as to any such filing, recording, registration, giving of notice or other action so taken or made.

(p)  Trust Documents. The Agent shall have received copies of the organizational documents of the Trust, the Seller and PHH, Board of Directors resolutions or similar authorizing resolutions of the Trust, the Seller and PHH in respect of the Program Documents, the Mortgage Loan Purchase and Servicing Agreement and the Guarantee, as applicable, and incumbency certificates of the Trust, the Seller and PHH, all certified by appropriate authorities.

(q)  Bank Accounts. The Collateral Account, the Collection Account, the Cash Collateral Account and the Commercial Paper Account shall have been established.

(r)  Accounting Letter. The Agent shall have received a letter from one of the four largest accounting firms in the United States as to the accuracy of the information reviewed by them.

(s)  Commercial Paper Rating. The Commercial Paper shall have been rated A-1 by S&P, P-1 by Moody’s and F1 by Fitch, the Agent shall have received a copy of each letter confirming each such rating and such ratings shall continue in full force and effect on the Effective Date.

(t)  Other Instruments and Documents. The Agent shall have received such other instruments and documents as the Agent may have reasonably requested, and all instruments and documents delivered pursuant to this Section 6.01 shall be satisfactory in form and substance to the Agent acting on behalf of the Banks.

(u)  Fees. The Agent shall have received for its own account and for the account of the Banks all fees payable on or before the Effective Date.

(v)  Effective Date. The Agent shall have given notice to the Trust and each Bank of the Effective Date.

(w)  Interest Rate Swaps. The Trust and each Swap Counterparty shall have executed and delivered separate Interest Rate Swaps, which shall be in full force and effect, and the Agent shall have received fully executed counterparts thereof.

(x)  Liquidity Facility Assessment/Rating. The risk of the Banks under this Liquidity Agreement as determined based upon the assets held by the Trust shall have been assessed to be at least AA- by S&P and rated at least Aa3 by Moody’s and the Agent shall have received a copy of each letter evidencing any such assessment or rating and written confirmation, as of the date hereof, that such assessment or rating shall continue in full force and effect on the Effective Date.

(y)  Indenture. The Indenture Trustee and the Trust shall have executed and delivered the Indenture, which shall be in full force and effect, and the Agent shall have received a fully executed counterpart thereof.

(z)  Swap Counterparty Downgrade. No Swap Counterparty shall have been downgraded such that (i) its short-term credit ratings fall below A-1+ by S&P, P-1 by Moody’s or, if rated by Fitch, F1+ by Fitch or (ii) its long-term credit ratings fall below AA- by S&P, Aa3 by Moody’s or, if rated by Fitch, AA- by Fitch; or if any downgrade described in (i) or (ii) above has occurred, the Swap Counterparty shall not have failed to remedy such downgrade within 30 days by either (a) posting a sufficient amount of collateral to maintain the existing ratings on the existing Commercial Paper and MTNs together with the delivery of a legal opinion to the effect that the Trust will be able to enforce its rights in the posted collateral, (b) finding a suitable replacement swap counterparty, (c) establishing another arrangement with each downgrading Rating Agency, (d) obtaining a guarantee of its obligations under the related interest swap agreement from a guarantor whose rating is at least equal to the rating of the Swap Counterparty prior to the downgrade of such Swap Counterparty, or (e) reducing the Program Size so that the Program Size after the Swap Counterparty has been downgraded as contemplated by this section is equal to the aggregate notional amount of the interest rate swap agreements remaining with Swap Counterparties that have not been downgraded and, in each case, receiving written confirmation from each downgrading Rating Agency that such action will not result in the reduction or withdrawal of the ratings of the Commercial Paper, the Certificates or the MTNs existing prior to the downgrade of such Swap Counterparty; provided, however, in the event that such Swap Counterparty is downgraded such that (i) its short-term credit ratings fall below A-1 by S&P, P-1 by Moody’s or, if rated by Fitch, F1 by Fitch or (ii) its long-term credit ratings fall below A by S&P, A2 by Moody’s or, if rated by Fitch, A by Fitch and, in either case, such Swap Counterparty proposes to remedy such downgrade pursuant to clause (c) above, then, in addition, the Trust shall not have failed to receive written confirmation that such remedy is acceptable to the Required Banks in their sole discretion.

Section 6.02  Conditions Precedent to Each Credit Utilization. The right of the Trust to issue Commercial Paper and the obligation of each Bank to make any Revolving Loan or Swingline Loan are subject to the conditions that at the time of each such Credit Utilization and after giving effect thereto:

(a)  Ratings. The Commercial Paper shall be rated at least A-1 by S&P, P-1 by Moody’s and F1 by Fitch; provided, that such condition shall be deemed to be satisfied if a rating of the Commercial Paper shall have been lowered solely as a result of the lowering of a rating of one or more Banks.

(b)  No Default or Event of Default. In the case of the issuance of Commercial Paper (i) no Event of Default shall have occurred and be continuing (for purposes of this Section 6.02(b), the grace period specified in Section 9.01(g) shall be ignored for the determination of the existence thereof), (ii) the Agent shall not have given the Trust and the Depositary notice that any Event of Default shall have occurred and be continuing and that no Commercial Paper shall be issued and (iii) the Trust shall have made a determination that no Event of Default will result from the issuance of such Commercial Paper. In the case of making Revolving Loans or Swingline Loans, no Default or Event of Default shall have occurred and be continuing and the Trust shall have made a determination that no Default or Event of Default will result from the making of such Revolving Loans or Swingline Loans.

(c)  Representations and Warranties. All representations and warranties of the Trust contained in this Liquidity Agreement and in the other Program Documents or in any document, certificate or financial or other statement delivered in connection herewith or therewith shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the day of such Credit Utilization.

(d)  Offering Memorandum. With respect to the right of the Trust to issue Commercial Paper only, the portion of each credit report, offering memorandum or information circular to be used by the Trust in connection with the offer or sale of the Commercial Paper which describes a Bank or the obligation of a Bank hereunder shall have been approved by such Bank.

(e)  Accounts. The Collateral Account, the Collection Account, the Cash Collateral Account and the Commercial Paper Account, and any funds on deposit in, or otherwise to the credit of, the Collateral Account, the Collection Account, the Cash Collateral Account and the Commercial Paper Account shall not be subject to any writ, order, stay, judgment, warrant of attachment or execution of similar process.

(f)  Borrowing Base. After giving effect to such Credit Utilization, the payment of Commercial Paper maturing or matured on such day, the payment of Loans on such day, the making of Loans on such day, the issuance of MTNs on such day and the repayment of the aggregate principal amount of outstanding MTNs maturing or matured on such day, (i) the Credits Outstanding plus the aggregate principal amount of outstanding MTNs on such day will not exceed the sum of (A) the excess of the Outstanding Purchase Price of Mortgage Loans over the Outstanding Purchase Price of any Defaulted Loans on such day plus (B) the Accrued Interest Component and the Capitalized Interest Component on such day and (ii) the sum of (A) the Credits Outstanding on such day (minus the aggregate principal amount of outstanding Non-Pro Rata Revolving Loans on such day) plus (B) the Interest Component on such day will not exceed the Facility Amount on such day.

(g)  Reserved.

(h)  Swap Counterparty Downgrade. No Swap Counterparty shall have been downgraded such that (i) its short-term credit ratings fall below A-1+ by S&P, P-1 by Moody’s or, if rated by Fitch, F1+ by Fitch or (ii) its long-term credit ratings fall below AA- by S&P, Aa3 by Moody’s or, if rated by Fitch, AA- by Fitch; or if any such downgrade described in (i) or (ii) above has occurred, the Swap Counterparty shall not have failed to remedy such downgrade within thirty days by either (a) posting a sufficient amount of collateral to maintain the existing ratings on the existing Commercial Paper and MTNs together with the delivery of a legal opinion to the effect that the Trust will be able to enforce its rights in the posted collateral, (b) finding a suitable replacement swap counterparty or (c) establishing another arrangement with each downgrading Rating Agency, (d) obtaining a guarantee of its obligations under the related interest swap agreement from a guarantor whose rating is at least equal to the rating of the Swap Counterparty prior to the downgrade of such Swap Counterparty, or (e) reducing the Program Size so that the Program Size after the Swap Counterparty has been downgraded as contemplated by this section is equal to the aggregate notional amount of the interest rate swap agreements remaining with Swap Counterparties that have not been downgraded and, in each case, receiving written confirmation from each downgrading Rating Agency that such actions will not result in the reduction or withdrawal of the ratings of the Commercial Paper, the Certificates or the MTNs existing prior to the downgrade of such Swap Counterparty; provided, however, in the event that such Swap Counterparty is downgraded such that (i) its short-term credit ratings fall below A-1 by S&P, P-1 by Moody’s or, if rated by Fitch, F1 by Fitch or (ii) its long-term credit ratings fall below A by S&P, A2 by Moody’s or, if rated by Fitch, A by Fitch and, in either case, such Swap Counterparty proposes to remedy such downgrade pursuant to clause (c) above, then, in addition, the Trust shall not have failed to receive written confirmation that such remedy is acceptable to the Required Banks in their sole discretion (such waiver only to be effective with respect to the particular downgrade in question and such Swap Counterparty).

(i)  Mortgage Loans Purchased. The aggregate amount of all Mortgage Loans purchased and held by the Trust at any given time does not, and will not, exceed the maximum amount set forth in the Mortgage Loan Purchase and Servicing Agreement.

(j)  Mortgage Loans Sold. The Trust has sold or securitized all Mortgage Loans owned by it to Freddie Mac, Fannie Mae, Ginnie Mae or other third parties such that at any given time: (i) the aggregate Outstanding Purchase Price of Mortgage Loans acquired by the Trust more than 3 months prior to the date of determination shall not exceed 30% of the Program Size; (ii) the aggregate Outstanding Purchase Price of Mortgage Loans acquired by the Trust more than 6 months prior to the date of determination shall not exceed 5% of the Program Size; and (iii) the Trust shall have securitized or sold each Mortgage Loan acquired by it within 1 year of the date of acquisition; provided, however, that the Controlling Majority, with the consent of the Required Banks, and the holders of a majority principal amount of the Certificates may waive any of the requirements of (i) and (ii) above.

(k)  Additional Conditions. In addition to the conditions set forth above, the obligation of each Bank to make a Revolving Loan or Swingline Lender to make a Swingline Loan is subject to the additional conditions that the outstanding aggregate Principal Amount of all outstanding Series of Certificates plus the amount on deposit in the Cash Collateral Account, if any, shall not (i) have been less than the Required Enhancement Amount for a period of 90 or more days and (ii) be less than the Minimum Enhancement Amount.

The Trust hereby agrees that each Credit Utilization constitutes a representation and warranty by the Trust that the conditions specified above are then satisfied and will be satisfied immediately after giving effect thereto.

Section 6.03  Conditions Precedent to Making of Each Refunding Loan. In addition to the requirements of Section 3.01, a Bank shall not be required to make a Refunding Loan if at or prior to the time of making of such Refunding Loan any of the following conditions exist:

(a)  Bankruptcy Event. An event described in Sections 9.01(f) or 9.01(g) shall have occurred with respect to the Trust.

(b)  Borrowing Base. After giving effect to such Refunding Loan, the payment of Commercial Paper maturing or matured on such day, the payment of Loans on such day, the making of Loans on such day, the issuance of MTNs on such day and the repayment of the aggregate principal amount of outstanding MTNs maturing or matured on such day, (i) the Credits Outstanding plus the aggregate principal amount of outstanding MTNs on such day will exceed the sum of (A) the excess of the Outstanding Purchase Price of Mortgage Loans over the Outstanding Purchase Price of any Defaulted Loans on such day plus (B) the Accrued Interest Component and the Capitalized Interest Component on such day or (ii) the sum of (A) the Credits Outstanding on such day (minus the aggregate principal amount of outstanding Non-Pro Rata Revolving Loans on such day) plus (B) the Interest Component on such day will exceed the Facility Amount on such day.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

The Trust represents and warrants that:

Section 7.01  Existence and Power

. The Trust has been duly established and is validly existing as a business trust in good standing under the laws of the State of Delaware, with full power to conduct its business as presently conducted and the Trust will be qualified to do business in all jurisdictions where such qualification is required by law.

Section 7.02  Trust and Governmental Authorization; No Contravention.

(a)  The Trust has full power to enter into this Liquidity Agreement and the other Program Documents and to issue the Commercial Paper and any Loan Notes and to comply with all of the provisions of this Liquidity Agreement, the other Program Documents, the Commercial Paper and any Loan Notes, and all necessary proceedings of the Trust have been duly taken to authorize the execution, delivery and performance of this Liquidity Agreement and the other Program Documents and the issuance of the Commercial Paper and any Loan Notes by the Trust, and the Trust holds all necessary licenses and authorizations to conduct its business.

(b)  The issuance by the Trust of the Commercial Paper and any Loan Notes and compliance by the Trust with all of the provisions of this Liquidity Agreement and the other Program Documents will not conflict with or result in a breach which would constitute a material default under, or result in the creation or imposition of any Lien (other than Liens permitted under the Program Documents), charge or encumbrance upon any of the property or assets of the Trust, material to the Trust, pursuant to the terms of, any indenture, loan agreement, or other agreement or instrument for borrowed money to which the Trust is a party or by which the Trust may be bound or to which any of the property or assets of the Trust, material to the Trust, is subject, nor will such action result in any material violation of the provisions of the organizational documents of the Trust or any statute or any order, rule or regulation applicable to the Trust of any court or any Federal, state or other regulatory authority or other governmental body having jurisdiction over the Trust, and no consent, approval, authorization or other order of, or filing with, any court or any such regulatory authority or other governmental body is required for the issuance by the Trust of the Commercial Paper and any Loan Notes and the compliance by the Trust with all of the provisions of this Liquidity Agreement and the other Program Documents, except any filings of Uniform Commercial Code financing statements as required by Section 6.01(o) hereof; provided, that the Trust makes no representations or warranties with respect to any usury laws or any securities or blue sky laws (other than with respect to the Commercial Paper) of political subdivisions of the United States (other than the usury laws of the State of New York) or any laws or treaties of any country (or political subdivision thereof) other than the United States.

(c)  The execution, delivery and performance of this Liquidity Agreement and the transactions contemplated thereby will not result in the violation of any statute, rule or regulation applicable to the Trust.

Section 7.03  Binding Effect. This Liquidity Agreement constitutes, and each of the other Program Documents constitutes, a legal, valid and binding agreement of the Trust, enforceable in accordance with its terms, and the Commercial Paper and any Loan Notes, when executed and delivered in accordance with the Depositary Agreement (with respect to the Commercial Paper) and this Liquidity Agreement, will constitute legal, valid and binding obligations of the Trust, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors’ rights generally and by general equitable principles whether applied in a proceeding at law or in equity.

Section 7.04  No Litigation. No litigation, investigation or administrative proceeding of or before any court, arbitrator or governmental authority is pending nor, to the Trust’s knowledge, threatened against the Trust or any of its assets (a) that could reasonably be expected to have a material adverse effect on the ability of the Trust to perform its obligations under the Program Documents or (b) that could reasonably be expected to have a material adverse effect on the business, results of operations, assets or financial position of the Trust.

Section 7.05  Taxes. As of the date of this Liquidity Agreement, the Trust has filed all required United States Federal income tax returns.

Section 7.06  Subsidiaries. At the date of this Liquidity Agreement, the Trust has no Subsidiaries. During the term of this Liquidity Agreement, the Trust shall not acquire or otherwise come to have one or more Subsidiaries without the prior written consent of each of the Banks.

Section 7.07  Full Disclosure. All written factual information heretofore furnished by the Trust to the Agent or any Bank for purposes of or in connection with this Liquidity Agreement was true and accurate in all material respects on the date as of which such information was stated or certified, or, taken as a whole, such statements do not omit to state a material fact necessary in order to make such statements not materially misleading in light of the circumstances under which such statements were made.

Section 7.08  Margin Regulations. No part of the proceeds of the Loans or any Commercial Paper shall be used by the Trust to purchase or carry any margin stock (as such terms are defined in Regulation U of the Board of Governors of the Federal Reserve System). The Trust is not engaged, principally or as one of its important primary activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock.

Section 7.09  Security Interest.

(a)  (i) No effective financing statement listing the Trust as debtor (other than any which may have been filed on behalf of the Collateral Agent) covering any of the Assigned Collateral, the Collateral Account, the Collection Account or the Deposited Funds is on file in any public office; (ii) at the date of each deposit of Deposited Funds in the Collateral Account and each deposit of funds into the Collection Account, the Trust was, is or will then be the lawful owner of, and had, has or will then have good title to, such Deposited Funds and such funds in the Collection Account free and clear of all Liens except the lien and security interest granted pursuant to the Security Agreement in favor of the Collateral Agent; and (iii) the Trust is and will be the lawful owner of, and has and will have beneficial ownership of, all Assigned Collateral, the Collateral Account and the Collection Account (A) free and clear of all Liens (other than statutory or other non-consensual Liens) except the lien and security interest granted pursuant to the Security Agreement in favor of the Collateral Agent and (B) free and clear of all statutory or other non-consensual Liens.

(b)  The Trust has not previously created any security interest which remains in effect in the Assigned Collateral, the Collateral Account, Collection Account or the Deposited Funds or any part thereof and, except as provided herein or under any of the other Program Documents, will keep the Assigned Collateral, the Collateral Account, the Collection Account and the Deposited Funds and every part thereof (A) free and clear of all Liens (other than statutory or other non-consensual Liens) except the lien and security interest granted pursuant to the Security Agreement in favor of the Collateral Agent and (B) to the best of its knowledge after due inquiry, free and clear of all statutory or other non-consensual Liens.

(c)  The Security Agreement creates a valid, first priority security interest in the Assigned Collateral, the Collateral Account, the Collection Account and the Deposited Funds securing the payment of the Obligations. All actions necessary to perfect such security interest have been duly and effectively taken and such security interest has priority over all other Liens (other than Liens for taxes not yet due and owing) (it being understood that no filings of assignments of the mortgages relating to the Mortgage Loans purchased by the Trust will generally be required). The Trust hereby confirms the grant of the security interest in the Assigned Collateral (as defined in the Security Agreement) to the Collateral Agent for the benefit of the Secured Parties under the Security Agreement and under each Transfer Supplement (as defined in the Mortgage Loan Purchase and Servicing Agreement) and confirms and agrees that the term “Banks”, as used in each Transfer Supplement and in the definition of “Secured Parties” in the Security Agreement shall include each Bank listed on Schedule 1 hereto (as the same may at any time be further amended, modified or supplemented) as making a Bank Commitment hereunder, each Assignee that becomes a Bank hereunder pursuant to Section 12.06(c) hereof, and their respective successors and assigns.

Section 7.10  Securities Act; Trust Indenture Act; Investment Company Act. The offer, issuance, sale and delivery of the Commercial Paper will be exempt from the registration requirements under the Securities Act of 1933, as amended, and will not require qualification of an indenture in respect thereof under the Trust Indenture Act of 1939, as amended. The Trust is not required to register as an “investment company” nor is the Trust controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 7.11  Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which in any such case has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

Section 7.12  Financial Condition of the Trust. The Trust is solvent and is not the subject of any voluntary or involuntary bankruptcy proceeding.

Section 7.13  Offering Memorandum. No offering memorandum or information circular used by the Trust in connection with the offer or sale of the Commercial Paper contains any untrue statement of a material fact and or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

Section 7.14  Special Purpose Entity. The Trust is a special purpose entity formed exclusively to enter into the Program Documents and the transactions contemplated thereby or incident thereto.

Section 7.15  Eligible Mortgage Loans. Based upon the representation of the Seller in the Mortgage Loan Purchase and Servicing Agreement, each Mortgage Loan purchased by the Trust is an Eligible Loan (as defined in the Mortgage Loan Purchase and Servicing Agreement).

ARTICLE VIII

COVENANTS

Until all indebtedness hereunder and under the Commercial Paper and the Loans shall have been paid in full and the Commitment has been terminated hereunder, the Trust agrees as follows:

Section 8.01  Affirmative Covenants. The Trust will:

(a)  promptly provide the Agent and the Rating Agencies with all financial and operational information with respect to the Program Documents or the Trust as the Agent may reasonably request; and will promptly provide the Agent (for distribution to the Banks), the Rating Agencies, the Commercial Paper Dealers, the Owner Trustee (on behalf of the holders of the Certificates) and the Collateral Agent with all statements delivered under the Interest Rate Swaps, the Mortgage Loan Purchase and Servicing Agreement, the Certificates and the MTNs and within 105 days after the end of each fiscal year of the Trust and the Seller, the audited annual financial statements of each of the Trust, the Seller and PHH and within 60 days of each quarter end the unaudited financial statements of PHH (which may be 10Q reports);

(b)  deliver to the Agent, if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which would reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which in any such case has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security, a certificate of the Owner Trustee setting forth details as to such occurrence and action, if any, which the Trust or applicable member of the ERISA Group is required or proposes to take;

(c)  provide the Agent, on behalf of the Banks, with access to the books and records of the Trust and the books and records of the Servicer, Custodian and/or the Collateral Agent relating to the assets of the Trust, without charge, but only (i) upon the reasonable request of the Agent (for which purposes one Business Day shall be deemed reasonable during the occurrence and continuation of a Default or an Event of Default), (ii) during normal business hours, (iii) subject to the relevant party’s normal security and confidentiality procedures and (iv) at offices designated by the relevant party;

(d)  comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including, without limitation, ERISA and the rules and regulations thereunder) and take all actions necessary to ensure that all taxes and other governmental claims in respect of the Trust’s operations and assets are promptly paid;

(e)  provide the Agent (for distribution to the Banks), the Rating Agencies, the Commercial Paper Dealers, the Depositary, the Owner Trustee (on behalf of the holders of the Certificates) and the Collateral Agent with any information that it may have with respect to a Default or an Event of Default hereunder or a Servicer Event of Default or any default or event of default under any other agreement between the Trust and any of the Seller, the Servicer, the Banks, the Swap Counterparties, the Indenture Trustee, the holders of the MTNs, the holders of the Certificates or the Collateral Agent as promptly as practicable after the Trust becomes aware of the occurrence of any Default, Event of Default, Servicer Event of Default or other such default or event of default;

(f)  file and record all documents, financing statements and continuation statements that are reasonable and necessary or appropriate to perfect the Collateral Agent’s security interest in the Assigned Collateral, the Collateral Account, the Collection Account and the Deposited Funds pledged pursuant to the Security Agreement (it being understood that no filings of assignments of the mortgages relating to the Mortgage Loans purchased by the Trust will generally be required);

(g)  keep adequate books and records of accounts;

(h)  promptly furnish to the Agent (for distribution to the Banks), the Commercial Paper Dealers and the Owner Trustee (on behalf of the holders of the Certificates) after receipt thereof copies of all written communications received from any of the Rating Agencies;

(i)  promptly upon its knowledge thereof give notice to the Agent (for distribution to the Banks), the Commercial Paper Dealers, the Owner Trustee (on behalf of the holders of the Certificates) and the Rating Agencies of the existence of any litigation against the Trust;

(j)  maintain its existence as a business trust validly existing and in good standing under the laws of the State of Delaware and be qualified to do business and maintain any necessary licenses in all jurisdictions where such qualification is required by law;

(k)  prior to making any change in the location of its principal office, provide the Agent and the Collateral Agent with written notice thereof;

(l)  comply in all material respects with its obligations in the Program Documents;

(m)  give prompt notice to the Agent (for distribution to the Banks), the Commercial Paper Dealers, the Owner Trustee (on behalf of the holders of the Certificates) and the Rating Agencies of any change to the articles of incorporation or by-laws of the Seller or any Additional Seller; and

(n)  notwithstanding the occurrence of a Force Majeure Event, use its best efforts to perform its payment obligations in a timely manner in accordance with the terms of the Program Documents and shall provide the Agent (for distribution to the Banks), the Commercial Paper Dealers, the Collateral Agent, the Rating Agencies and the Depositary with a certificate of the Owner Trustee giving prompt notice of its failure to perform any of its payment obligations due to the occurrence of a Force Majeure Event, together with a description of the cause of such failure and its efforts so to perform its payment obligations.

Section 8.02  Liens. The Trust will not contract for, create, incur, assume or suffer to exist any Lien, security interest, charge or other encumbrance of any nature upon any of its property or assets, whether now owned or hereafter acquired except (i) as otherwise provided herein or under any of the other Program Documents and the Certificates and (ii) any Lien arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings and so long as such Lien exists for no more than 60 days after it arises; provided, however, that prior to the end of such 60 day period, Liens under clause (ii) hereof shall not, for any purposes hereunder, constitute a Default.

Section 8.03  Other Debt. The Trust will not create, incur, assume or suffer to exist any indebtedness, whether current or funded, or any other liability except (i) indebtedness evidenced by the Commercial Paper, the MTNs (or any other series of medium-term notes issued by the Trust pursuant to the terms of the Indenture) or the Certificates (or any other series of certificates issued by the Trust pursuant to the terms of the Trust Agreement), (ii) indebtedness represented by the Loans or evidenced by any Loan Notes issued pursuant to Section 3.06(e), (iii) liabilities of the Trust payable to the Depositary pursuant to the Depositary Agreement, (iv) liabilities of the Trust under the Mortgage Loan Purchase and Servicing Agreement, the Trust Agreement, the Certificate Purchase Agreements and the Interest Rate Swaps, (v) liabilities of the Trust representing amounts, indemnities or expenses payable to the Commercial Paper Dealers under the Commercial Paper Dealer Agreement or to the purchasers under the Certificate Purchase Agreements, (vi) other liabilities of the Trust to the Collateral Agent, the Agent or any Bank arising hereunder or under the Security Agreement, (vii) liabilities of the Trust representing fees, expenses or other amounts payable to the Servicer under the Mortgage Loan Purchase and Servicing Agreement, (viii) liabilities of the Trust arising under the Administration Agreement, and (ix) liabilities for services supplied or furnished to the Trust (including reasonable accountants’ and attorneys’ fees); provided, that the aggregate amount of the liabilities described in this subpart (ix) shall not exceed $100,000 at any one time outstanding.

Section 8.04  Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by the Mortgage Loan Purchase and Servicing Agreement, the Trust will not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any assets, stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, other than the purchases of the Mortgage Loans (purchases of Mortgage Loans will be permitted subject to the requirements of and conditions to making any Loans hereunder) or the making of other Eligible Investments.

Section 8.05  Consolidation, Merger and Sale of Assets. The Trust will not enter into any merger, consolidation, joint venture, syndicate or other form of combination with any Person or sell, lease or transfer or otherwise dispose of any of its assets other than as provided in the Security Agreement, or engage in any other transaction, which would result in a change of control of the Trust.

Section 8.06  Other Agreements. The Trust will not enter into or be a party to any agreement other than the Program Documents or documents and agreements incidental thereto and other than agreements entered into in the ordinary course of its business or amend or waive any provision of any Program Document (other than this Liquidity Agreement) or give any approval or consent or permission provided for in any thereof (i) without the prior written consent of the Required Banks, (ii) without having given prior notice to the Rating Agencies of any such amendment or waiver, and (iii) with respect to any such amendment, without the prior written confirmation from each of the Rating Agencies that such amendment would not result in the reduction or withdrawal of its then current rating, if any, of the Commercial Paper, the MTNs and the Certificates; provided, however, that the Trust may amend the Program Documents without such confirmation from each of the Rating Agencies (but upon providing prior written notice to each of them) for one or more of the following purposes: (A) to add to the covenants and agreements pursuant to the Program Documents for the benefit of the Banks and the holders of the Commercial Paper or the MTNs; (B) to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained in the Program Documents or in any amendment to the Program Documents; or (C) to add such provisions with respect to matters or questions arising under the Program Documents as may be necessary or desirable and not inconsistent with the Program Documents; provided, however, such action shall not adversely affect in any material respect the interests of the Banks or any of the holders of the Commercial Paper, the MTNs or the Certificates.

Section 8.07  Capital Expenditures. The Trust will not make any expenditure (by long-term or operating lease or otherwise) for capital assets (both realty and personalty).

Section 8.08  Other Business. The Trust will not change its business nor engage in any business or enterprise other than as contemplated by the Program Documents.

Section 8.09  Amendment of Trust Agreement/Program Documents. The Trust will not amend its Trust Agreement or any Program Document without the consent of the Required Banks; provided, further that the Trust, at the direction of the Administrator, may amend any of the Program Documents necessary to change the name of the Trust (notwithstanding anything to the contrary in this Agreement) without the consent of any party hereto so long as (x) notice of such amendment is given to each Rating Agency in accordance with Section 8.21 of the Trust Agreement; (y) notice of such amendment is given in accordance with Section 12.01 hereof and (z) appropriate UCC filings are made to reflect such amendment.

Section 8.10  Certain Documents. The Trust will not take any action that would permit (i) the Seller, any Additional Seller, the Servicer (on its own behalf or on behalf of the Additional Seller) or PHH to refuse to perform any of their respective obligations under the Mortgage Loan Purchase and Servicing Agreement, the Guarantee and the Custodial Agreement or (ii) the Administrator or Depositary to refuse to perform their respective obligations under any other Program Documents to which they are parties. The Trust will not terminate the Commercial Paper Dealer Agreement or the Depositary Agreement before entering into a commercial paper dealer agreement or depositary agreement, as the case may be, which is substantially similar to the Commercial Paper Dealer Agreement or the Depositary Agreement, as the case may be.

Section 8.11  Commercial Paper. The Trust shall not issue Commercial Paper to the Seller, any Affiliate of the Seller or any trust or other entity to which the Seller or any Affiliate of the Seller is a depositor or servicer bearing interest (or at a discount) in excess of a commercially reasonable rate.

Section 8.12  Dividends. The Trust shall not make any distributions to any holders of its securities without the consent of the Agent, except as provided under the Program Documents, the Certificates and the MTNs.

Section 8.13  Information. The Trust shall, or shall cause the Seller to, provide the Agent with copies of all reports, statements and certificates delivered under the Program Documents, and any other information that the Agent shall reasonably request.

ARTICLE IX

EVENTS OF DEFAULT

Section 9.01  Events of Default. If one or more of the following events (each an “Event of Default”) shall have occurred and be continuing:

(a)  Seller Payments and Covenants. Failure on the part of the Seller or the Servicer (on its own behalf or on behalf of any Additional Seller) (i) to make any payment or deposit on the date required under the Mortgage Loan Purchase and Servicing Agreement; provided, however, that no grace period shall apply for purchase obligations in respect of a breach of the covenant in Section 3.5(c) of the Mortgage Loan Purchase and Servicing Agreement (on or before five Business Days after the date such payment or deposit is required to be made) or (ii) to observe or perform in any material respect any other material covenants or agreements of the Seller or the Servicer (on its own behalf or on behalf of the Additional Seller) under the Mortgage Loan Purchase and Servicing Agreement, which failure continues unremedied for a period of 45 days after written notice; or

(b)  Seller Representations and Warranties. Any representation or warranty made by the Seller, the Additional Seller or the Servicer (on its own behalf or on behalf of the Additional Seller) in the Mortgage Loan Purchase and Servicing Agreement or regarding corporate organization or authority or the enforceability of the Mortgage Loan Purchase and Servicing Agreement proves to have been incorrect in any material respect when made, and, if such representation or warranty is correctable, which continues to be incorrect in any material respect for a period of 45 days after written notice; or

(c)  Payments. Failure by the Trust (i) to pay the principal of a Loan or any amount in respect of Commercial Paper when due, or (ii) to pay any interest on the Loans or any Commitment Fee within five days after such amount becomes due or (iii) to pay any other amount owing hereunder, within five days after the Trust has received notice thereof from the Agent; or

(d)  Representations. Any representation or warranty or statement made or deemed made by the Trust in this Liquidity Agreement or in any other Program Document or in any written certificates or statement made or entered into in connection herewith or therewith shall prove to have been incorrect when made in any material respect, and, if such representation, warranty or statement is capable of being corrected, continues to be incorrect in any material respect for a period of 45 days after the Trust shall have become aware of such incorrect representation, warranty or statement; or

(e)  Covenants. Failure by the Trust to observe or perform any covenant or agreement contained (i) in Section 8.01(c), 8.01(e), 8.02, 8.03, 8.04, 8.05, 8.07, 8.08, 8.09, or 8.11 hereof and the continuance of such failure for more than three days or (ii) in any other covenant or agreement contained herein, in any other Program Document or in the Mortgage Loan Purchase and Servicing Agreement and not constituting an Event of Default under any other clause of this Article IX and the continuance of such failure for 45 days after the Trust shall have become aware of such failure; or

(f)  Voluntary Bankruptcy Proceedings of the Trust, the Seller or the Servicer. Any of the Trust, the Seller or the Servicer shall become insolvent or admit in writing its inability to pay its debts as they come due, or the commencement by any of the Trust, the Seller or the Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by any of the Trust, the Seller or the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of any of the Trust, the Seller or the Servicer or of any substantial part of its property or the making by any of the Trust, the Seller or the Servicer of an assignment for the benefit of creditors or the failure by any of the Trust, the Seller or the Servicer generally to pay its debts as such debts become due or the taking of action by any of the Trust, the Seller or the Servicer in furtherance of any of the foregoing; or

(g)  Involuntary Bankruptcy Proceedings Against the Trust, the Seller or the Servicer. An involuntary petition or an involuntary proceeding shall have been filed or commenced against any of the Trust, the Seller or the Servicer under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or seeking the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of any of the Trust, the Seller or the Servicer or of any substantial part of its property, or seeking the winding up or liquidation of the affairs of any of the Trust, the Seller or the Servicer and such petition or proceeding shall not have been dismissed for a period of 45 consecutive days, or an order or decree for relief against the Trust, the Seller or the Servicer shall be entered in any such proceeding; or

(h)  Servicer Event of Default. A Servicer Event of Default shall have occurred and be continuing and such default shall not have been cured or the Trust shall not have replaced such Servicer in accordance with Section 10.1 of the Mortgage Loan Purchase and Servicing Agreement for a period of 45 days after the Trust has notified the Agent of such Servicer Event of Default; or

(i)  Investment Company Act. The Trust shall become required to register under the Investment Company Act of 1940, as amended, as an “investment company” (as defined in such Act); or

(j)  Facility Amount. The Facility Amount (plus deposits in the Collateral Account allocable to Commercial Paper and Loans outstanding) does not equal at least 100% of the face amount of the Commercial Paper for a period of 10 consecutive days; or

(k)  Trust Agreement. The Trust shall not be in compliance with Articles II and V of its Trust Agreement; or

(l)  Security Agreement, Administration Agreement and the Interest Rate Swaps. The Security Agreement, Administration Agreement or the Interest Rate Swaps shall cease, for any reason, to be in full force and effect in accordance with their respective terms; or

(m)  Termination Event. A Termination Event under the Mortgage Loan Purchase and Servicing Agreement shall have occurred and be continuing and all applicable grace periods shall have expired; or

(n)  Enhancement Amount. At any time the outstanding aggregate Principal Amount of all outstanding Series of Certificates plus the amount on deposit in the Cash Collateral Account, if any, shall (i) equal less than the Required Enhancement Amount and such shortfall continues for 90 days or (ii) equal less than the Minimum Enhancement Amount; or

(o)  Approved Seller/Servicer. At any time the Seller is not an approved seller/servicer of mortgage loans for two of Freddie Mac, Fannie Mae and Ginnie Mae; or

(p)  Guarantee. At any time the Guarantee is rejected, repudiated or no longer in full force and effect; or

(q)  Cash Collateral Account. At any time the funds on deposit in the Cash Collateral Account shall be less than 0.60% of the Program Size for 120 days or more; or

(r)  Delinquent Loans. At any time either (i) the rolling three month average of the Outstanding Purchase Price of all Delinquent Loans shall equal more than five percent (5%) of the rolling three month average of the Outstanding Purchase Price of all Mortgage Loans owned by the Trust at such time or (ii) the Outstanding Purchase Price of all Delinquent Loans shall equal more than seven percent (7%) of the Outstanding Purchase Price of all Mortgage Loans owned by the Trust at such time; or

(s)  Rated Bidder. The failure of the Trust to maintain an agreement (in substantially the form of Exhibit B to the Mortgage Loan Purchase and Servicing Agreement) with a Rated Bidder to the effect that such Rated Bidder agrees to submit a binding bid for all non-Delinquent and non-Defaulted Loans in a Termination Event Auction, which failure continues for a period of thirty (30) days or more; or

(t)  Indenture. An event of default under the Indenture shall have occurred and be continuing and all applicable grace periods shall have expired,

then, at any time during the continuance of any Event of Default, the Agent may and shall, at the written request of the Required Banks, by written notice to the Trust, the Banks, the Collateral Agent and the Depositary (with a copy to each Commercial Paper Dealer), either (i) declare the principal of and accrued interest in respect of the Loans (including any related Loan Notes) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Trust, anything contained herein or in any Loan Note to the contrary notwithstanding and give the instruction described in clause (iii) below, and/or (ii) declare the Commitment terminated whereupon the Facility Amount shall be reduced to $0 (subject to the next succeeding sentence) and any accrued fees, commissions or premiums shall forthwith become due and payable without any further notice of any kind and give the instruction described in clause (iii) below and/or (iii) instruct the Trust and the Depositary to cease purchasing Mortgage Loans and cease issuing Commercial Paper, respectively, and/or (iv) notify the Servicer and the Seller that an Event of Default has occurred; provided, that, subject to the next succeeding sentence, if an Event of Default described in clause (f), (g), (i) or (l) above shall occur, then the actions described in clauses (i) and (ii) above shall be deemed to occur automatically, without the giving of written notice by the Agent and the Agent shall promptly give the instruction in clause (iii) above and notify the Servicer and the Seller that an Event of Default has occurred. Anything herein to the contrary notwithstanding, no actions taken pursuant to clauses (i)-(iv) above shall affect the obligation of the Banks to make Refunding Loans with respect to Commercial Paper issued, authenticated and delivered by the Depositary prior to its receipt of the instruction described in clause (iii) above provided the conditions set forth in Sections 3.01 and 6.03 hereof with respect to Refunding Loans (determined without giving effect to any reduction of the Facility Amount to zero) are satisfied at the time of the making of any such Refunding Loan. Subject to Section 12.15 hereof and the Security Agreement, upon the occurrence of an Event of Default, the Banks may proceed to enforce their rights and remedies as permitted by applicable law, including bringing an action for specific performance by the Trust of any of the Trust’s obligations under the Program Documents. The Trust shall provide prompt written notice to (i) each Commercial Paper Dealer, the Agent and the Rating Agencies of the occurrence of each Default, upon becoming aware thereof, and any Event of Default and (ii) the Rating Agencies, the Depositary and each Commercial Paper Dealer of the occurrence of any event specified in clause (g) above with respect to the Trust.

Notwithstanding anything in this Liquidity Agreement to the contrary, in the event an Event of Default described in paragraph (q), (r) or (s) occurs and is continuing, the Agent shall, by written notice to the Trust, the Banks, the Collateral Agent and the Depositary (with a copy to each Commercial Paper Dealer), (i) declare the principal of and accrued interest in respect of the Loans (including any related Loan Notes) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Trust, anything contained herein or in any Loan Note to the contrary notwithstanding, and (ii) declare the Commitment terminated whereupon the Facility Amount shall be reduced to $0 (subject to the next succeeding sentence) and any accrued fees, commissions or premiums shall forthwith become due and payable without any further notice of any kind, and (iii) instruct the Trust and the Depositary to cease purchasing Mortgage Loans and cease issuing Commercial Paper, and (iv) notify the Servicer and the Seller that an Event of Default has occurred, and (v) instruct the Collateral Agent to use its best efforts to sell or Securitize all Mortgage Loans within sixty (60) days of the date on which such Event of Default occurs. Anything herein to the contrary notwithstanding, no actions taken pursuant to clauses (i)-(v) above shall affect the obligation of the Banks to make Refunding Loans with respect to Commercial Paper issued, authenticated and delivered by the Depositary prior to its receipt of the instruction described in clause (iii) above provided the conditions set forth in Sections 3.01 and 6.03 hereof with respect to Refunding Loans (determined without giving effect to any reduction of the Facility Amount to zero) are satisfied at the time of the making of any such Refunding Loan. In the event that all Mortgage Loans have not been so sold or securitized on such sixtieth day, the Collateral Agent shall hold a Termination Event Auction of all remaining non-Delinquent and non-Defaulted Loans for settlement not later than the eighty-fifth day following the date on which such Event of Default occurred. At least one of the bidders in such auction shall be a Rated Bidder.

ARTICLE X

CHANGE IN CIRCUMSTANCES

Section 10.01  Basis for Determining Interest Rate Inadequate or Unfair

. If on or prior to the first day of any Interest Period with respect to any Euro-Dollar Loan:

(a)  the Agent is unable to determine the Euro-Dollar Rate by reference to Telerate and thereafter is advised by JPMC that deposits in dollars (in the applicable amounts) are not being offered thereby for such Monthly Term; or

(b)  Banks having an aggregate principal amount of outstanding Loans and Available Bank Commitments equal to 50% or more of the aggregate principal amount of outstanding Loans and Available Bank Commitments of all Banks advise the Agent that the Euro-Dollar Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period; the Agent shall forthwith give notice thereof to the Trust and the Banks, whereupon until the Agent notifies the Trust that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Base Rate/Euro-Dollar Loans and Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Trust notifies the Agent at least one Business Day before the date of any Base Rate/Euro-Dollar Loan or Euro-Dollar Loan to be made for which a Notice of Interest Rate Election has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Loan.

Section 10.02  Illegality. If, on or after the date of this Liquidity Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Base Rate/Euro-Dollar Loans and Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Trust, whereupon until such Bank notifies the Trust and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Base Rate/Euro-Dollar Loans and Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section 10.02, such Bank shall take reasonable steps with the consent of the Trust (which consent shall not unreasonably be withheld), including without limitation the designation of a different Euro-Dollar Lending Office (unless such designation will, in the judgment of such Bank, be otherwise disadvantageous to such Bank), if such reasonable steps would avoid the need for or reduce the amount of any payment that would otherwise be due under this Section 10.02. If such notice is given (i) the Trust shall be entitled upon its request to a reasonable explanation of the factors underlying such notice and (ii) each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

Section 10.03  Increased Cost and Reduced Return.

(a)  In the event that after the date hereof the adoption of any applicable law, rule or regulation, or any change therein or in the interpretation or application thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Bank with any request or directive after the date hereof (whether or not having the force of law) of any such authority, central bank or comparable agency:

(i)  does or shall subject such Bank to any additional tax of any kind whatsoever with respect to this Liquidity Agreement, any Loan Note or any Euro-Dollar Loan made by it, or change the basis or the applicable rate of taxation of payments to such Bank of principal, interest or any other amount payable hereunder (except for (A) the imposition of or change in any franchise taxes and any taxes on or measured by overall net income, gross receipts, general assets or capital, (B) the imposition of or change in any United States Tax described in Section 3.12(a) in respect of which the Trust is not obligated to pay an additional amount by reason of the proviso to Section 3.12(a) or (C) the imposition of or change in any tax imposed by any governmental or other taxing authority of or in any jurisdiction other than the United States);

(ii)  does or shall impose, modify or deem applicable any reserve, special deposit, insurance assessment, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Bank which are not otherwise included in the determination of the rate of interest on Euro-Dollar Loans hereunder; or

(iii)  does or shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank of making or maintaining Base Rate/Euro-Dollar Loans or Euro-Dollar Loans or to reduce any amount receivable hereunder or under any Loan, then, in any such case, the Trust shall pay such Bank any additional amounts necessary to compensate such Bank for such increased cost or reduced amount receivable which such Bank deems to be material as determined by such Bank with respect to its Euro-Dollar Loans. Amounts payable to such Bank pursuant to this Section 10.03(a) shall be paid (y) if such demand has been made on or before the last Business Day of the calendar month in which such amount arose, on the first Distribution Date occurring in the immediately succeeding calendar month and (z) if such demand is made after the last Business Day in the calendar month in which such amount arose, on the Distribution Date occurring in the next succeeding calendar month after the month in which the demand was made.

(b)  If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank’s obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, the Trust shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction. Amounts payable to such Bank pursuant to this Section 10.03(b) shall be paid (y) if such demand has been made on or before the last Business Day of the calendar month in which such amount arose, on the Distribution Date occurring in the immediately succeeding calendar month and (z) if such demand is made after the last Business Day in the calendar month in which such amount arose, on the Distribution Date occurring in the next succeeding calendar month after the month in which the demand was made.

(c)  Each Bank shall promptly notify the Trust and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 10.03. Before giving any notice to the Agent pursuant to this Section 10.03, such Bank shall take reasonable steps with the consent of the Trust (which consent shall not unreasonably be withheld), including without limitation designation of a different Applicable Lending Office (unless such designation will, in the judgment of the Bank, be otherwise disadvantageous to such Bank), if such reasonable steps would avoid the need for or reduce the amount of any payment that would otherwise be due under this Section 10.03. A certificate of any Bank claiming compensation under this Section 10.03 and setting forth in reasonable detail its computation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing subsections (a) and (b) of this Section 10.03, the Trust shall only be obligated to compensate any Bank for any amount arising or accruing both:

(i)  during (A) any time or period commencing (x) in the case of subsection (a), not earlier than the first day of any Interest Period in effect on the date which, and (y) in the case of subsection (b), not earlier than the date on which, such Bank notifies the Agent and the Trust that it proposes to demand such compensation and identifies to the Agent and the Trust the statute, regulation or other basis upon which the claimed compensation is or will be based, and (B) any time or period during which, because of the retroactive application of such statute, regulation or other basis, such Bank did not know that such amount would arise or accrue; and

(ii)  within six months prior to any demand therefor, accompanied by a certificate of such Bank claiming compensation and setting forth in reasonable detail its computation of the additional amount or amounts to be paid to it hereunder.

The provisions of this Section 10.03 shall survive the termination of this Liquidity Agreement and payment of the outstanding amounts due under the Loans (and any related Loan Notes).

Section 10.04  Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make or maintain Base Rate/Euro-Dollar Loans or Euro-Dollar Loans has been suspended pursuant to Section 10.02 or (ii) any Bank has demanded compensation under Section 10.03(a) and the Trust shall, by at least five Euro-Dollar Business Days’ prior notice to such Bank through the Agent, have elected that the provisions of this Section 10.04 shall apply to such Bank, then unless and until such Bank notifies the Trust that the circumstances giving rise to such suspension or demand for compensation no longer apply:

(a)  all Loans which would otherwise be made by such Bank as Base Rate/Euro-Dollar Loans or continued as Euro-Dollar Loans or converted into Euro-Dollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Base Rate/Euro-Dollar Loans or Euro-Dollar Loans, as applicable, of the other Banks), and

(b)  after each of its Euro-Dollar Loans has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the Trust that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

ARTICLE XI

THE AGENT
Section 11.01  Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to act as agent on its behalf under this Liquidity Agreement, the Security Agreement and any Loan Notes and to exercise such powers under this Liquidity Agreement, the Security Agreement and any such Loan Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

Section 11.02  Agent and Affiliates. JPMC, in its capacity as a Bank hereunder, shall have the same rights and powers under this Liquidity Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and JPMC and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Trust or any Subsidiary or Affiliate of the Trust as if it were not the Agent hereunder.

Section 11.03  Action by Agent. The obligations of the Agent hereunder and under the Security Agreement are only those expressly set forth herein and therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Event of Default or any event or condition which, with the giving of notice or lapse of time or both, would become an Event of Default, except as expressly provided in Article IX. Upon prior written notice of any requesting Bank, the Agent shall make available to such Bank such information provided to the Agent hereunder or under any Program Document as such Bank may reasonably request.

Section 11.04  Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Trust), independent public accountants and other experts selected by it and shall not be liable to any Bank for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 11.05  Liability of Agent. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable to any Bank for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Liquidity Agreement or any Borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Trust; (iii) the satisfaction of any condition specified in Article VI, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Liquidity Agreement, any Loan Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

Section 11.06  Indemnification. Each Bank shall, ratably in accordance with its Percentage, indemnify the Agent (to the extent not reimbursed by the Trust pursuant to a claim made by the Agent pursuant to Section 12.03) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent’s gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Liquidity Agreement and the Security Agreement or any action taken or omitted by the Agent hereunder or thereunder.

Section 11.07  Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Liquidity Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Liquidity Agreement.

Section 11.08  Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Trust. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks (after providing prior written notice to each of the Rating Agencies), appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent. No resignation of an Agent shall be effective until a successor Agent shall have been appointed.

Section 11.09  Agent’s Fee. The Trust shall pay to the Agent for its own account, fees in the amounts and at the times previously agreed upon between the Trust and the Agent.

ARTICLE XII

MISCELLANEOUS

Section 12.01  Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (t) in the case of the Trust, at its address or telecopy number set forth on the signature pages hereof, (u) in the case of the Agent, at its address, telecopy number or telex number set forth on the signature pages hereof, (v) in the case of any Bank, at its address, telecopy number or telex number set forth in its Administrative Questionnaire, (w) in the case of Fitch, to Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: Asset-Backed Commercial Paper Group, Telephone: (212) 908-0500, (x) in the case of Moody’s, to Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Asset-Backed Commercial Paper Monitoring Group, Telephone: (212) 553-0300, Telecopy: (212) 553-4600, (y) in the case of S&P, to Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Group, Telephone: (212) 438-2000, or (z) in the case of any party, such other address, telecopy number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Trust. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section 12.01 and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by telecopy or any other means, when delivered at the address specified in this Section 12.01 (and confirmed by telephone by the sender, in the case of any telecopy notice to the Trust); provided, that notices to the Agent under Article III or Article X shall not be effective until received.

Section 12.02  No Waivers. No failure or delay by the Agent or any Bank or the Trust in exercising any right, power or privilege hereunder or under any Loan Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 12.03  Expenses; Documentary Taxes; Indemnification.

(a)  The Trust shall pay (i) all reasonable out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation of this Liquidity Agreement, any waiver or consent hereunder whether or not executed or entered into or any amendment hereof whether or not executed or entered into, any Event of Default, Default or any alleged Event of Default and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent (which, for purposes of this Section 12.03, shall include its Affiliates, directors, officers, employees and agents) and each Bank (which, for purposes of this Section 12.03, shall include its Affiliates, directors, officers, employees and agents) including fees and disbursements of counsel, in connection with such Event of Default and the collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. Amounts payable to the Agent or such Bank pursuant to this Section 12.03(a) shall be paid within (x) if such demand has been made on or before the last Business Day of the calendar month in which such amount arose, on the Distribution Date occurring in the immediately succeeding calendar month, (y) if such demand is made after the last Business Day in the calendar month in which such amount arose, on the Distribution Date occurring in the next succeeding calendar month after the month in which the demand was made, and (iii) if such demand is made in November, 2003, on the Distribution Date occurring in December, 2003. The Trust shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or similar charges made by any governmental authority solely by reason of the execution and delivery of this Liquidity Agreement or any Loan Notes issued pursuant to Section 3.06(e).

(b)  The Trust agrees to indemnify each Bank and the Agent and hold each Bank and the Agent harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by any Bank or by the Agent in connection with any investigative, administrative or judicial proceeding (whether or not such Bank or the Agent shall be designated a party thereto) relating to or arising out of this Liquidity Agreement, the other Program Documents or any actual or proposed use of proceeds of Loans hereunder; provided, that no Bank nor the Agent shall have the right to be indemnified hereunder (i) for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction or (ii) in respect of any litigation instituted by (x) any Participant against any Bank or the Agent, (y) any Bank or the Agent against any Participant, any Bank or the Agent, or (z) any holder of any security of any Bank or the Agent (in its capacity as such) against any Bank or the Agent, respectively, to the extent any such litigation does not arise out of any misconduct (alleged in good faith by such Bank or the Agent, as the case may be) by or on behalf of the Trust.

(c)  The provisions of this Section 12.03 shall survive the termination of this Liquidity Agreement and payment of the outstanding Loans.

Section 12.04  Sharing of Set-Offs. Each Bank agrees that, with respect to its obligations to make Refunding Loans hereunder, it shall have no right of set-off or counterclaim against amounts due to it by the Trust hereunder. Each Bank agrees that, if it shall, by exercising any other right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan made by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loan made by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans made by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans made by the Banks shall be shared by the Banks pro rata; provided, that nothing in this Section 12.04 shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Trust other than its indebtedness under the Loans. The Trust agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Trust in the amount of such participation.

Section 12.05  Amendments and Waivers. Any provision of this Liquidity Agreement or any Loan Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Trust and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided,

(a)  that no such amendment or waiver shall, unless signed by all the Banks (i) increase or decrease the Bank Commitment of any Bank (except for a ratable decrease in the Bank Commitments of all Banks) or subject any Bank to any additional obligation (such changes to be subject to Section 4.03), (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for the termination of any Bank Commitment, (iv) change the definition of Percentage, Facility Amount, Controlling Majority or Required Banks, (v) change the aggregate unpaid principal amount of the Loans, (vi) change any of the conditions to the issuance of Commercial Paper set out in Section 2.01(c), 2.01(d) or the making of Loans set out in Section 3.01, or (vii) change any provision of this Section 12.05 or Section 4.05, 5.01, 6.02, 6.03, 8.09, 9.01 or 12.06 or Article X;

(b)  that the Banks shall not waive any of the provisions of Section 6.02(b) with respect to the issuance of Commercial Paper unless the Trust shall have received prior written confirmation from each of the Rating Agencies that such waiver shall not result in a reduction or withdrawal of its then current rating, if any, of the Commercial Paper, the MTNs or the Certificates;

(c)  that the Trust shall not amend or waive any provision of this Liquidity Agreement without having given prior notice thereof to the Rating Agencies and, with respect to any such amendment or waiver, without the prior written confirmation from each of the Rating Agencies that such amendment or waiver would not result in the reduction or withdrawal of its then current rating, if any, of the Commercial Paper, the MTNs or the Certificates;

(d)  that the Trust may amend this Liquidity Agreement without such confirmation from any of the Rating Agencies for one or more of the following purposes: (i) to add to the covenants and agreements pursuant to this Liquidity Agreement for the benefit of the holders of the Commercial Paper; (ii) to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained in this Liquidity Agreement or in any amendment to this Liquidity Agreement; (iii) to add such provisions with respect to matters or questions arising under this Liquidity Agreement as may be necessary or desirable and not inconsistent with this Liquidity Agreement; or (iv) to extend the Expiration Date pursuant to Section 4.06 to a later date (it being understood that such extension is governed by Section 4.06 and not by any requirement of this Section 12.05); provided, however, such action shall not adversely affect in any material respect the interests of any of the holders of the Commercial Paper and the Trust shall have given prior written notice to the Rating Agencies; and

(e)  that, notwithstanding any other provision of this Section 12.05 other than clause (c) above, this Liquidity Agreement may be further amended and/or restated in its entirety effective contemporaneously with the occurrence of the Expiration Date currently in effect immediately prior to such amendment and/or restatement if such amendment and/or restatement is in writing and signed by the Trust, the Agent, the Banks which elect to extend, continue and renew their Commitments under this Liquidity Agreement, as amended and/or restated, and any additional banks which shall so qualify and elect to make a Commitment pursuant to this Liquidity Agreement, as amended and/or restated, and such Liquidity Agreement, as amended and/or restated, shall not require the signature of any Bank which does not choose to extend, continue and renew its Commitment under such amended and/or restated Liquidity Agreement; provided, that to the extent any such non-signatory Bank is owed any fees hereunder or interest and/or principal in respect of Loans outstanding hereunder then all such amounts owed to such Bank by the Trust shall have been paid in full by the Trust on or prior to the date of such amendment and/or restatement (as evidenced by a certificate of the Administrator) and; provided, further, that such Bank shall have no rights or obligations under this Liquidity Agreement as thereafter amended and/or restated other than those rights that would otherwise expressly survive the termination of this Liquidity Agreement prior to its amendment and/or restatement.

By their execution of this Liquidity Agreement, each Bank and the Agent hereby consent to the amendment to each Interest Rate Swap dated as of the date hereof.

Section 12.06  Successors and Assigns.

(a)  The provisions of this Liquidity Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Trust may not assign or otherwise transfer any of its rights under this Liquidity Agreement without first obtaining (i) the written consent of all Banks and (ii) the written confirmation of each of the Rating Agencies that such assignment will not result in a reduction or withdrawal of its then current rating, if any, of the Commercial Paper, and any purported assignment without such consent shall be null and void ab initio.

(b)  Any Bank may at any time grant to one or more banks or other institutions (each a “Participant”) participating interests in its Bank Commitment or any or all of its Loans; provided that, if such Participant is not a U.S. Person, such Participant will furnish to the Trust a Form W-8ECI or Form W-8BEN prior to the effective date of such grant. In the event of any such grant by a Bank of a participating interest to a Participant, such Bank shall remain responsible for the performance of its obligations hereunder, and the Trust and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Liquidity Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Trust hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Liquidity Agreement and that the Participant shall be subject to Sections 12.15, 12.16 and 12.21; provided, that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Liquidity Agreement described in clause (i), (ii), (iii), (iv) or (v) of Section 12.05(a) without the consent of the Participant; provided, further, that the Trust shall be obligated to indemnify such Participant for all amounts under Sections 3.12 and 3.13 as if such Participant were a Bank hereunder, but only in an amount not in excess of the amounts that would have been owing thereunder to the Bank which shall have granted such participation had such participation not been granted. In granting any participation, the Bank certifies, represents and warrants that such Bank will receive from the Participant and provide to the Agent, and the Agent will provide to the Trust, the forms described in Section 3.12 as though the Participant were a Bank, and such Bank and Agent similarly will provide subsequent forms as described Section 3.12 with respect to such Participant as though it were a Bank. The Trust agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article X with respect to its participating interest. If, pursuant to this Section 12.06(b), any interest in this Liquidity Agreement or any Loan and any related Loan Note is proposed to be transferred to any Participant that is not a bank organized under the laws of the United States or any State thereof or the District of Columbia, such proposed Participant shall, as a condition to the effectiveness of such transfer, (i) deliver Internal Revenue Service forms as provided in Section 3.12(b) to the transferor Bank with copies to the Trust and the Agent and (ii) make the covenants specified in Sections 3.12(b) and (c) for the benefit of the transferor Bank, the Trust and the Agent. All such covenants shall be made by an instrument in writing in form and substance reasonably satisfactory to the Trust.

(c)  Any Bank may at any time assign to one or more banks or other institutions having a short-term debt rating, in the case of any bank, of A-1 or better from S&P, P-1 from Moody’s and F1 or better from Fitch and a short-term debt rating, in the case of any other institution, of A-1 or better from S&P, P-1 from Moody’s and, if rated by Fitch, F1 or better from Fitch (each such bank or other institution, an “Assignee”), all, or a proportionate part of all (such proportionate part to comprise a Bank Commitment of not less than $15,000,000), of its rights and obligations under this Liquidity Agreement and any Loans or Loan Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit F hereto executed by such Assignee and such transferor Bank, with (and subject to) the written consent of the Trust and the Agent (which consents of the Agent and the Trust shall not be unreasonably withheld); provided, however, that no such consent shall be required in connection with an assignment to an Affiliate of such transferor Bank and no such consent of the Trust shall be required if a Default or an Event of Default has occurred and is continuing. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed to between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Liquidity Agreement and shall have all the rights and obligations of a Bank with a Bank Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Trust shall make appropriate arrangements so that (i) if the Assignee assumes all of the transferor Bank’s Bank Commitment and the Assignee requests that a Loan Note be issued, a new Loan Note is issued to the Assignee or (ii) if the transferor Bank assigns a portion of its Bank Commitment to the Assignee and if either or both of the transferor Bank and the Assignee request that a Loan Note be issued, a new Loan Note is issued to each such requesting party and the Agent shall otherwise make appropriate notations in the Register evidencing the interest of each such non-requesting party and, in the case of either (i) or (ii) above, the old Loan Note, if any, is returned to the Trust for cancellation. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Trust and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 3.12. The Agent shall give the Rating Agencies notice of any assignment pursuant to this Section 12.06(c) and the Assignee shall deliver an opinion or officer’s certificate, as determined by the Rating Agencies, regarding the enforceability of the Liquidity Agreement (in form and substance satisfactory to the Rating Agencies) prior to any such assignment.

(d)  In no event shall the granting of a participation pursuant to Section 12.06(b) or an assignment pursuant to Section 12.06(c) be effective if such granting of a participation or assignment would cause the number of Banks (including Assignees and Participants to equal a number greater than the difference between (i) ninety-five (95) and (ii) the number of holders of Certificates).

(e)  Any Bank may at any time assign all or any portion of its rights under this Liquidity Agreement and any Loan or Loan Note, as applicable, to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

(f)  No Participant shall be entitled to receive any greater payment under Section 10.03 than the relevant transferor Bank would have been entitled to receive with respect to the rights transferred. No Assignee or other transferee of any Bank’s rights (other than a Participant whose rights shall be governed by the immediately preceding sentence) shall be entitled to receive any greater payment under Section 10.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made (i) with the Trust’s prior written consent, (ii) by reason of the provisions of Section 10.02 or 10.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or (iii) at a time when the circumstances giving rise to such greater payment did not exist.

Section 12.07  Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any “margin stock” (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Liquidity Agreement.

Section 12.08  Survival of Representations and Warranties. All representations and warranties contained in Article VII shall survive the execution and delivery of this Liquidity Agreement and any Loan Notes issued pursuant to Section 3.06(e) and shall continue only so long as and until such time as all indebtedness hereunder and under the Commercial Paper, the Loans and any such Loan Notes shall have been paid in full and the Commitment shall have been terminated hereunder.

Section 12.09  GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS LIQUIDITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LIQUIDITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS LIQUIDITY AGREEMENT, OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SPECIFIED AT THE TIME FOR NOTICES UNDER THIS LIQUIDITY AGREEMENT OR TO ANY OTHER ADDRESS OF WHICH IT SHALL HAVE GIVEN WRITTEN NOTICE TO THE OTHER PARTIES. THE FOREGOING SHALL NOT LIMIT THE ABILITY OF ANY PARTY HERETO TO BRING SUIT IN THE COURTS OF ANY JURISDICTION.

EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION.

Section 12.10  Execution in Counterparts. This Liquidity Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Liquidity Agreement.

Section 12.11  Restrictions on Transfers. Each Bank agrees that it will not, except by operation of law, transfer or propose to transfer all or any portion of its rights and obligations under this Liquidity Agreement and any Loans and any related Loan Notes held by it, as applicable, or any participation therein to any Person except (i) banks (including without limitation Federal Reserve Banks) or trust companies empowered by law to accept deposits, all in accordance with Section 12.06 or (ii) their Parents or their Affiliates which are in the business of lending money and which are either wholly owned by them or are wholly owned Subsidiaries of a common corporate parent, unless such Bank shall have first delivered to the Trust an opinion of counsel as to the legality of the transfer (including compliance of such transfer with applicable federal securities laws) and such other matters as the Trust may reasonably request, which opinion shall be reasonably satisfactory in form and substance to the Trust. Each Bank agrees that it will not transfer all or any portion of the indebtedness with respect to the Loans or any Loan Note held by it, as applicable, or any participation therein, in violation of applicable securities laws.

Section 12.12  Confidentiality. The Agent and each Bank represent that they shall maintain the confidentiality of any written or oral information provided under this Liquidity Agreement by or on behalf of the Trust that has been identified by its source as confidential (hereinafter collectively called “Confidential Information”), subject to the Agent’s and each Bank’s (a) obligation to disclose any such Confidential Information pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any such Confidential Information to its bank examiners, Affiliates, auditors, counsel and other professional advisors and to other Banks, (c) right to disclose any such Confidential Information in connection with any litigation or dispute involving the Banks and the Trust or any of its Subsidiaries and Affiliates and (d) right to provide such information to Participants, prospective Participants to which sales of participating interests are permitted pursuant to Section 12.06(b) and prospective Assignees to which assignments of interests are permitted pursuant to Section 12.06(c) if (i) such Participant, prospective Participant or prospective Assignee agrees in writing to maintain the confidentiality of such information on terms substantially similar to those of this Section as if it were a “Bank” party hereto and (ii) the Trust receives copies of such written agreement prior to the release of such information. Notwithstanding the foregoing, any such information supplied to a Bank, Participant, prospective Participant or prospective Assignee under this Liquidity Agreement shall cease to be Confidential Information if it is or becomes known to such Person by other than unauthorized disclosure, or if it becomes a matter of public knowledge. Notwithstanding anything in this Agreement to the contrary, any party hereto may disclose to any and all persons, without limitation of any kind, any information with respect to the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind that are provided hereunder relating to such tax treatment and tax structure.

Section 12.13  Section Headings. Section headings used in this Liquidity Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions of this Liquidity Agreement.

Section 12.14  Further Assurances. The Trust agrees to do such further acts and things and to execute and deliver to the Agent or any Bank such additional assignments, agreements, powers and instruments, as the Agent or such Bank may reasonably require or deem advisable to carry into effect the purposes of this Liquidity Agreement or to better assure and confirm unto the Agent or such Bank its rights, powers and remedies hereunder.

Section 12.15  No Bankruptcy Petition against the Trust. Notwithstanding any prior termination of this Liquidity Agreement, each Bank and the Agent severally and not jointly covenants that it shall not, prior to the date which is one year and one day after the payment in full of the last Commercial Paper, MTN and Certificate outstanding, acquiesce, petition or otherwise, directly or indirectly, invoke or cause the Trust to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Trust. This Section 12.15 shall survive the termination of this Liquidity Agreement.

Section 12.16  No Recourse. The obligations of the Trust under this Liquidity Agreement, any Loan Notes issued pursuant to Section 3.06(e), the Depositary Agreement, the Security Agreement and all other Program Documents are solely the obligations of the Trust. No recourse shall be had for the payment of any amount owing in respect of Loans or for the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Liquidity Agreement, any Loan Notes, the Depositary Agreement, the Security Agreement or any other Program Document against any employee, officer, trustee, settlor, affiliate, agent or servant of the Trust.

Section 12.17  Knowledge of Trust. The Trust shall be entitled to assume that no Event of Default or Default shall have occurred and be continuing, unless an officer of the Corporate Trust Administration department of the Owner Trustee or the Administrator has actual knowledge thereof or the Trust has received notice from any Person that such Person considers that such an Event of Default or Default has occurred and is continuing.

Section 12.18  Opinions of Counsel to the Banks. Each Bank, if requested by Moody’s or S&P, shall provide to the Trust and the Agent an opinion of counsel (which shall include both foreign and domestic counsel if such Bank is a foreign bank) or an officer’s certificate to the effect that this Liquidity Agreement is a legal, valid and binding obligation of such Bank and is enforceable against such Bank in accordance with its terms, subject to customary exceptions and qualifications and with respect to such other matters, if any, requested by Moody’s or S&P to be addressed by such counsel or such officer. Each Bank shall be reimbursed by the Trust for fees and disbursements of its counsel incurred in issuing such opinions and in reviewing the Program Documents in an amount not to exceed $5,000. Amounts payable to any Bank pursuant to this Section 12.18 shall be paid (x) if such demand has been made on or before the last Business Day of the calendar month in which such amount arose, on the Distribution Date occurring in the immediately succeeding calendar month and (y) if such demand is made after the last Business Day in the calendar month in which such amount arose, on the Distribution Date occurring in the next succeeding calendar month after the month in which the demand was made.

Section 12.19  Notice of Downgraded Bank. Any Bank that becomes (i) a Downgraded Bank or (ii) is put on credit watch with negative implications by Moody’s, S&P or Fitch shall give written notice of such event to the Trust, S&P, Moody’s, Fitch and the Agent as soon as practicable thereafter. The Agent shall promptly upon receiving such notice provide copies thereof to the Banks.

Section 12.20  Severability. In case one or more of the provisions contained in this Liquidity Agreement shall be or shall be deemed to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. If any provision of this Liquidity Agreement shall be or shall be deemed to be illegal, invalid or unenforceable under the applicable laws and regulations of one jurisdiction, such provision shall not thereby be rendered illegal, invalid or unenforceable in any other jurisdiction.

Section 12.21  Limited Recourse to Trust. Notwithstanding anything to the contrary contained herein, all obligations of the Trust hereunder shall be payable by the Trust only to the extent of funds available therefor under Sections 2.01, 5.03(a)(ii), 5.03(b)(iii), 5.03(b)(iv), 5.03(b)(v) and 5.06 of the Security Agreement and, to the extent such funds are not available or are insufficient for the payment thereof, such obligations shall not constitute a claim against the Trust to the extent of such unavailability or insufficiency until such time as the Trust has assets sufficient to pay such prior deficiency. The Agent and the Banks agree that the Trust shall be liable for any claims that such party may have against the Trust only to the extent that the Trust has Excess Funds. This Section 12.21 shall survive the termination of this Liquidity Agreement

Section 12.22  Security Agreement. By entering into this Liquidity Agreement, each Bank agrees to the terms and conditions contained in Section 8.01 of the Security Agreement and such terms are incorporated by reference insofar as they relate to the duties and obligations of the Banks. The Collateral Agent shall be a third party beneficiary of the terms of this Section 12.22.

Section 12.23  Entire Agreement. This Liquidity Agreement and the other Program Documents constitute the entire agreement among the parties hereto with respect to the Loans and the issuance of the Commercial Paper Notes; provided that the Agent and the Trust, among others, have entered into certain fee arrangements which, by their terms, do not conflict with any of the provisions of this Liquidity Agreement or the Program Documents. Nothing in this Section 12.23 shall be construed so as to supersede the terms of such fee arrangements.

Section 12.24  Notices from Rating Agencies. The Trust will promptly after receipt thereof deliver to the Agent a copy of all written communications received from S&P, Moody’s or Fitch.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Liquidity Agreement to be duly executed by their respective authorized officers or agents as of the day and year first above written.

BISHOP'S GATE RESIDENTIAL MORTGAGE TRUST
By:	CENDANT MORTGAGE CORPORATION, as Administrator under the Administration Agreement
By:
Name: Richard Bradfield Title: Vice President
Address for Notices:

Cendant Mortgage Corporation
c/o Cendant Mortgage Services
3000 Leadenhall Road
Mt. Laurel, NJ 08054
Attention: Richard Bradfield, Vice President
Telecopy No.: (856) 414-4540
Telephone No.: (856) 414-4170
e-mail: rich.bradfield@cedantmortgage.com

With a copy to:

Wachovia Trust Company, National
Association
Corporate Trust/Administration
1 Rodney Square
920 King Street
Wilmington, DE 19801
Attention: Rita Marie Ritrovato
Telecopy No.: (302) 888-7544
Telephone No.: (302) 888-7539

[Liquidity Agreement Signature Page]

JPMORGAN CHASE BANK, as Agent
By:
Name:
Title:

Address for Notices:

270 Park Avenue, 4th Floor New York, NY 10017 Attention: Elisabeth H. Schwabe Telecopy No.: (212) 270-1511 Telephone No.: (212) 270-4954 e-mail: elisabeth.schwabe@jpmorgan.com

and

Attention: Patricia Ciocco Telecopy No.: (212) 270-0670 Telephone No.: (212) 270-6605 e-mail: patriciaj.cocco@jpmorgan.com

[Liquidity Agreement Signature Page]

JPMorganChase Bank
By:
Name:

[Liquidity Agreement Signature Page]

Bank of America, N.A.
By:
Name:
Title:

[Liquidity Agreement Signature Page]

Bank One, NA
By:
Name: R. Eric Wiedelman
Title: Director, Capital Markets

[Liquidity Agreement Signature Page]

Barclays Bank PLC
By:
Name
Title:

[Liquidity Agreement Signature Page]

Citibank N.A.
By:
Name:
Title:

[Liquidity Agreement Signature Page]

The Royal Bank of Scotland PLC
By:
Name:
Title:

[Liquidity Agreement Signature Page]

Deutsche Bank AG
By:
Name:
Title:

By:
Name:
Title:

[Liquidity Agreement Signature Page]

The Bank of Nova Scotia
By:
Name: Todd S. Meller
Title: Managing Director

[Liquidity Agreement Signature Page]

Danske Bank A/S
By:
Name:
Title:

By:
Name:
Title:

[Liquidity Agreement Signature Page]

Mellon Bank
By:
Name:
Title:

[Liquidity Agreement Signature Page]

Canadian Imperial Bank of Commerce
By:
Name: Stephen G. Adams
Title: Authorized Signatory

By:
Name: Mark D. O’Keefe
Title: Authorized Signatory

[Liquidity Agreement Signature Page]

Manufacturers and Traders Trust Company
By:
Name: William R. Keehn
Title: Assistant Vice President

[Liquidity Agreement Signature Page]

SCHEDULE 1

BANK COMMITMENTS

Name of Bank	Amount of Commitment
JPMorgan Chase Bank	$175,000,000
Bank of America, N.A.	$175,000,000
Bank One, NA	$175,000,000
Barclays Bank PLC	$175,000,000
Citibank N.A.	$175,000,000
The Royal Bank of Scotland PLC	$175,000,000
Deutsche Bank AG	$100,000,000
The Bank of Nova Scotia	$100,000,000
Danske Bank A/S	$100,000,000
Mellon Bank, N.A.	$75,000,000
Canadian Imperial Bank of Commerce	$50,000,000
Manufacturers and Traders Trust Company	$25,000,000

IN WITNESS WHEREOF, each of the following banks (each, a “Resigning Bank”) hereby acknowledge and consent to the amendment and restatement of the Liquidity Agreement as of December 2, 2003. Each Resigning Bank represents that, as of such date, it is owed no fees (other than any fees for which it has already made reasonable arrangements for payment with the Agent) under the Liquidity Agreement as it existed prior to such amendment and restatement (the “Prior Agreement”) and there are no loans outstanding made by such Resigning Bank under the Prior Agreement. From and after such date, no Resigning Bank shall be deemed to have made any Commitment under the Liquidity Agreement and shall be in no way obligated under the Liquidity Agreement in any respect. From and after such date, no Resigning Bank shall have any rights under the Liquidity Agreement; provided that each Resigning Bank shall have only those rights that would have expressly survived the termination of the Prior Agreement.

[SIGNATURE PAGE FOLLOWS]

BNP Paribas, as a Resigning Bank
By:
Name:
Title:

By:
Name:
Title:

[Liquidity Agreement Signature Page - Resigning Bank]

EXHIBIT A

[FORM OF REVOLVING LOAN NOTE]

BISHOP’S GATE RESIDENTIAL MORTGAGE TRUST

REVOLVING LOAN NOTE

$	New York, New York
December 2, 2003

FOR VALUE RECEIVED, BISHOP’S GATE RESIDENTIAL MORTGAGE TRUST, a Delaware business trust (the “Trust”), promises to pay to the order of __________ (the “Bank”), at the office of JPMORGAN CHASE BANK (the “Agent”) at 270 Park Avenue, New York, New York 10017, the principal sum of $__________ in United States Dollars or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Bank to the Trust as indicated on the schedule attached hereto or noted on the Bank’s books and records pursuant to the Liquidity Agreement on the dates and in the principal amounts provided in the Liquidity Agreement.

The Trust also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) at the rates per annum specified in Section 3.07 of the Liquidity Agreement and, after maturity, until paid, at the rates per annum specified in Section 3.07 of the Liquidity Agreement, said interest to be payable to the Bank at the aforesaid office of the Agent on such dates as are specified in the Liquidity Agreement, and at maturity (whether by acceleration or otherwise).

Payments of both principal and interest are to be made in lawful money of the United States of America and in immediately available funds.

In the Liquidity Agreement, the Bank covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper and MTNs, it shall not institute against, or join any other Person in instituting against, the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

This Revolving Loan Note evidences indebtedness incurred under, and is subject to the terms and provisions of and entitled to the benefits of, an Amended and Restated Liquidity Agreement dated as of December 11, 1998 (as further amended and restated as of December 2, 2003), as the same may at any time be amended, modified or supplemented and in effect in accordance with the terms thereof (the “Liquidity Agreement”), among the Trust, the banks party thereto (including the Bank) and the Agent. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Liquidity Agreement. Reference is hereby made to the Liquidity Agreement for a statement of its terms and provisions, including those under which this Revolving Loan Note may be paid prior to its due date or its due date accelerated.

This Revolving Loan Note is entitled to the benefits of an Amended and Restated Security Agreement dated as of December 11, 1998, as the same may at any time be amended or modified and in effect in accordance with the terms thereof, among the Trust, the Agent and the Collateral Agent.

This Revolving Loan Note is subject, and reference is hereby made, to the terms and provisions of the Liquidity Agreement, including the transfer restrictions set forth in Section 12.11 thereof.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

This Revolving Loan Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

This Revolving Loan Note is solely an obligation of the Trust and no recourse shall be had for payment hereof against any past, present or future stockholder, direct or indirect parent or controlling person, affiliate, officer, director, trustee, employee, servant, partner, incorporator or agent of the Trust.

BISHOP’S GATE RESIDENTIAL MORTGAGE TRUST
By:	CENDANT MORTGAGE CORPORATION, as Administrator under the Administration Agreement

By:
Name:
Title:

Schedule to Revolving Loan Note

dated as of December 2, 2003

of Bishop’s Gate Residential Mortgage Trust

to [Name of Bank]

Type of Loan	Principal Amount	Date Made	Date Due	Notation Made By

EXHIBIT B

[FORM OF SWINGLINE LOAN NOTE]

BISHOP’S GATE RESIDENTIAL MORTGAGE TRUST

SWINGLINE LOAN NOTE

$	New York, New York
December 2, 2003

FOR VALUE RECEIVED, BISHOP’S GATE RESIDENTIAL MORTGAGE TRUST, a Delaware business trust (the “Trust”), promises to pay to the order of __________ (the “Bank”), at the office of JPMORGAN CHASE BANK (the “Agent”) at 270 Park Avenue, New York, New York 10017, the principal sum of $__________ in United States Dollars or, if less, the aggregate unpaid principal amount of all Swingline Loans made by the Bank to the Trust as indicated on the schedule attached hereto or noted on the Bank’s books and records pursuant to the Liquidity Agreement on the dates and in the principal amounts provided in the Liquidity Agreement.

The Trust also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) at the rates per annum specified in Section 3.07 of the Liquidity Agreement and, after maturity, until paid, at the rates per annum specified in Section 3.07 of the Liquidity Agreement, said interest to be payable to the Bank at the aforesaid office of the Agent on such dates as are specified in the Liquidity Agreement, and at maturity (whether by acceleration or otherwise).

Payments of both principal and interest are to be made in lawful money of the United States of America and in immediately available funds.

In the Liquidity Agreement, the Bank covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper and MTNs, it shall not institute against, or join any other Person in instituting against, the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

This Swingline Loan Note evidences indebtedness incurred under, and is subject to the terms and provisions of and entitled to the benefits of, an Amended and Restated Liquidity Agreement dated as of December 11, 1998 (as further amended and restated as of December 2, 2003), as the same may at any time be amended, modified or supplemented and in effect in accordance with the terms thereof (the “Liquidity Agreement”), among the Trust, the banks party thereto (including the Bank) and the Agent. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Liquidity Agreement. Reference is hereby made to the Liquidity Agreement for a statement of its terms and provisions, including those under which this Swingline Loan Note may be paid prior to its due date or its due date accelerated.

This Swingline Loan Note is entitled to the benefits of an Amended and Restated Security Agreement dated as of December 11, 1998, as the same may at any time be amended or modified and in effect in accordance with the terms thereof, among the Trust, the Agent and the Collateral Agent.

This Swingline Loan Note is subject, and reference is hereby made, to the terms and provisions of the Liquidity Agreement, including the transfer restrictions set forth in Section 12.11 thereof.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

This Swingline Loan Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

This Swingline Loan Note is solely an obligation of the Trust and no recourse shall be had for payment hereof against any past, present or future stockholder, direct or indirect parent or controlling person, affiliate, officer, director, trustee, employee, servant, partner, incorporator or agent of the Trust.

BISHOP’S GATE RESIDENTIAL MORTGAGE TRUST
By:	CENDANT MORTGAGE CORPORATION, as Administrator under the Administration Agreement

By:
Name:
Title:

Schedule to Swingline Loan Note
dated as of December 2, 2003
of Bishop’s Gate Residential Mortgage Trust
to [Name of Bank]

Type of Loan	Principal Amount	Date Made	Date Due	Notation Made By

EXHIBIT C

[FORM OF REFUNDING LOAN NOTE]

BISHOP’S GATE RESIDENTIAL MORTGAGE TRUST

REFUNDING LOAN NOTE

$	New York, New York
December 2, 2003

FOR VALUE RECEIVED, BISHOP’S GATE RESIDENTIAL MORTGAGE TRUST, a Delaware business trust (the “Trust”), promises to pay to the order of __________ (the “Bank”), at the office of JPMORGAN CHASE BANK (the “Agent”) at 270 Park Avenue, New York, New York 10017, the principal sum of $__________ in United States Dollars or, if less, the aggregate unpaid principal amount of all Refunding Loans made by the Bank to the Trust as indicated on the schedule attached hereto or noted on the Bank’s books and records pursuant to the Liquidity Agreement on the dates and in the principal amounts provided in the Liquidity Agreement.

The Trust also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) at the rate per annum specified in Section 3.07 of the Liquidity Agreement and, after maturity, until paid, at the rate per annum specified in Section 3.07 of the Liquidity Agreement, such interest to be payable to the Bank at the aforesaid office of the Agent on such dates as are specified in the Liquidity Agreement, and at maturity (whether by acceleration or otherwise).

Payments of both principal and interest are to be made in lawful money of the United States of America and in immediately available funds.

In the Liquidity Agreement, the Bank covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper and MTNs, it shall not institute against, or join any other Person in instituting against the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

This Refunding Loan Note evidences indebtedness incurred under and is subject to the terms and provisions of and entitled to the benefits of, an Amended and Restated Liquidity Agreement dated as of December 11, 1998 (as further amended and restated as of December 2, 2003), as the same may at any time be amended, modified or supplemented and in effect in accordance with the terms thereof (the “Liquidity Agreement”), among the Trust, the banks party thereto (including the Bank) and the Agent. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Liquidity Agreement. Reference is hereby made to the Liquidity Agreement for a statement of its terms and provisions, including those under which this Refunding Loan Note may be paid prior to its due date or its due date accelerated.

This Refunding Loan Note is entitled to the benefits of an Amended and Restated Security Agreement dated as of December 11, 1998, as the same may at any time be amended or modified and in effect in accordance with the terms thereof, among the Trust, the Agent and the Collateral Agent.

This Refunding Loan Note is subject, and reference is hereby made, to the terms and provisions of the Liquidity Agreement, including the transfer restrictions set forth in Section 12.11 thereof.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

This Refunding Loan Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

This Refunding Loan Note is solely an obligation of the Trust and no recourse shall be had for payment hereof against any past, present or future stockholder, direct or indirect parent or controlling person, affiliate, officer, director employee, trustee, servant, partner, incorporator or agent of the Trust.

BISHOP’S GATE RESIDENTIAL MORTGAGE TRUST
By:	CENDANT MORTGAGE CORPORATION, as Administrator under the Administration Agreement

By:
Name:
Title:

Schedule to Refunding Loan Note
dated as of December 2, 2003
of Bishop’s Gate Residential Mortgage Trust
to [Name of Bank]

Type of Loan	Principal Amount	Date Made	Date Due	Notation Made By

EXHIBIT D

FORM OF NOTICE OF BORROWING*

Borrowing Request
No. ______________________

JPMorgan Chase Bank
1 Chase Manhattan Plaza
8th Floor
New York, New York 10081

Attention: Loan and Agency Services

This notice shall constitute a “Notice of Borrowing” pursuant to Section 3.02(a), 3.02(d) or 3.04(b), as applicable, of the Amended and Restated Liquidity Agreement, dated as of December 11, 1998 (as further amended and restated as of December 2, 2003), among Bishop’s Gate Residential Mortgage Trust, the Banks listed therein and JPMorgan Chase Bank, as Agent (as amended from time to time, the “Liquidity Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Liquidity Agreement.

1.	The date of the Borrowing will be __________, ______.

2.	The principal amount of the Borrowing will be $__________.**

3.	The Borrowing will be a [Pro Rata Revolving Loan] [Non-Pro Rata Revolving Loan] [Refunding Loan].

4.	The Borrowing will consist of [Euro-Dollar Loans] [Base Rate Loans] [Base Rate/Euro-Dollar Loans].

5.	[The initial Monthly Term for such Loans shall be __________.] ***

6.	[Transfer Instructions:]

[insert appropriate delivery instructions, which shall include bank and account number]

* Deliver no later than 12:00 noon (New York City time) on the third Euro-Dollar Business Day before a Euro-Dollar Borrowing. Deliver no later than 12:00 noon (New York City time) on the date of a Base Rate Borrowing or Base Rate/Euro-Dollar Borrowing.
** Must be aggregate principal amount of $5,000,000 (or such lesser amount remaining available under the Commitment) and integral multiples of $1,000,000 in excess thereof for Pro Rata Revolving Loans.
*** Must be aggregate principal amount of $5,000,000 (or such lesser amount remaining available under the Commitment) and integral multiples of $1,000,000 in excess thereof for Pro Rata Revolving Loans.

D-1

This Notice of Borrowing constitutes a representation and warranty by the Trust that both prior to and after giving effect to the Loan contemplated by this Notice of Borrowing, the Trust is in compliance with the requirements of Section 3.01(b) of the Liquidity Agreement.

BISHOP’S GATE RESIDENTIAL MORTGAGE TRUST
By:	CENDANT MORTGAGE CORPORATION, as Administrator under the Administration Agreement

By:
Name:
Title:

Date:	, 200

D-2

EXHIBIT E

NOTICE OF INTEREST RATE ELECTION

JPMorgan Chase Bank
1 Chase Manhattan Plaza
8th Floor
New York, New York 10081

Attention: Loan and Agency Services

This notice shall constitute a “Notice of Interest Rate Election” pursuant to Section 3.08 of the Amended and Restated Liquidity Agreement dated as of December 11, 1998 (as further amended and restated as of December 2, 2003), among Bishop’s Gate Residential Mortgage Trust, the banks listed therein and JPMorgan Chase Bank, as Agent (as amended from time to time, the “Liquidity Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Liquidity Agreement.

1.	The principal amount of the Group of Loans (or portion thereof) to which this notice applies is $__________.

2.	The date on which the conversion/continuation selected is to be effective is __________, __________ (the “Election Date”).

3.
The Group of Loans (or portion thereof) to which this notice applies is [all or a portion of all Base Rate Loans currently outstanding] [all or a portion of all Euro-Dollar Loans currently outstanding having a Monthly Term of [___] months and an Interest Period ending on the Election Date].*

[4a.	The Group of Loans (or portion thereof) which are to be converted will bear interest [at the Base Rate] [based upon the Euro-Dollar Rate].]

[4b.	The Group of Loans (or portion thereof) which are to be continued will bear interest [at the Base Rate] [based upon the Euro-Dollar Rate].]

[5. The Monthly Term for such Loans shall be __________.* *]

________________
* May apply to a portion of the aggregate principal amount of the relevant Group of Loans: provided that (i) such portion is allocated ratably among the Banks making the Loans comprising such Group on the basis of their respective Loan amounts and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $5,000,000 (or such lesser amount remaining available under the Commitment) and integral multiples of $1,000,000 in excess thereof

** Required for Euro-Dollar Loans only. Insert “one month,” “two months” or “three months.” The Monthly Term, however, may be changed by agreement of the parties (see “Monthly Term” in Section 1.01 of the Liquidity Agreement).

E-1

BISHOP’S GATE RESIDENTIAL MORTGAGE TRUST
By:	CENDANT MORTGAGE CORPORATION, as Administrator under the Administration Agreement

By:
Name:
Title:

E-2

EXHIBIT F

[FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT]

ASSIGNMENT AND ASSUMPTION AGREEMENT

AGREEMENT dated as of __________, 20__ among [ASSIGNOR] (the “Assignor”), [ASSIGNEE] (the “Assignee”), BISHOP’S GATE RESIDENTIAL MORTGAGE TRUST (the “Bishop’s Gate Residential Mortgage Trust”) and JPMORGAN CHASE BANK, as Agent (the “Agent”).

W I T N E S S E T H

WHEREAS, this Assignment and Assumption Agreement (the “Agreement”) relates to the Amended and Restated Liquidity Agreement dated as of December 11, 1998 (as further amended and restated as of December 2, 2003), among the Bishop’s Gate Residential Mortgage Trust, the Assignor and the other Banks party thereto, as Banks referred to therein and the Agent (the “Liquidity Agreement”);

WHEREAS, as provided under the Liquidity Agreement, the Assignor has a Bank Commitment to make Loans to the Trust in an aggregate principal amount at any time outstanding not to exceed $___________;

WHEREAS, Loans made to the Bishop’s Gate Residential Mortgage Trust by the Assignor under the Liquidity Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Liquidity Agreement in respect of a portion of its Bank Commitment thereunder in an amount equal to $__________ (the “Assigned Amount”), together with a corresponding portion of its outstanding Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

Section 1.  Definition. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Liquidity Agreement.

Section 2.  Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Liquidity Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Liquidity Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Bishop’s Gate Residential Mortgage Trust and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Liquidity Agreement with a Bank Commitment in an amount equal to the Assigned Amount, and (ii) the Bank Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Liquidity Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

Section 3.  Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $__________.* It is understood that Commitment Fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee to the extent of the Assignment pursuant to Section 2. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Liquidity Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party’s interest therein and shall promptly pay the same to such other party.

Section 4.  Taxes. [The Assignee agrees to execute and deliver to the Agent for delivery to the Trust at the times and for the periods required pursuant to Section 3.12 of the Liquidity Agreement, two accurate and complete original signed copies of Form W-8BEN or Form W-8ECI (or any successor form), appropriately completed and claiming complete exemption from withholding and deduction of United States Taxes. Attached hereto are two accurate and complete original signed copies of Form W-8BEN with respect to each three-year calendar period, any portion of which falls within the period of the Commitment, dated as of the date hereof, or two accurate and complete signed copies of Form W-8ECI with respect to each tax year of the Assignee, any portion of which falls within the period of the Commitment, dated as of the date hereof, as applicable.** [The Assignee represents to the Trust and the Agent that it is not a Non-U.S. Bank.]***]

Section 5.  Consent of the Trust and the Agent. This Agreement is conditioned upon the consent of the Trust and the Agent pursuant to Section 12.06(c) of the Liquidity Agreement. The execution of this Agreement by the Trust and the Agent is evidence of this consent. [Pursuant to Section 12.06(c) the Trust agrees to execute and deliver three Loan Notes payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

______________
* Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

** Use if such Assignee is a Non-U.S. Bank.

*** Use if such Assignee is not a Non-U.S. Bank.

Section 6. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Bishop’s Gate Residential Mortgage Trust, or the validity and enforceability of the obligations of the Bishop’s Gate Residential Mortgage Trust in respect of the Liquidity Agreement or any Loan Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Trust.

Section 7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 8. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:
Address for Notices:

Attention:
Telecopy No.
Telephone No.

BISHOP’S GATE RESIDENTIAL MORTGAGE TRUST

By:	CENDANT MORTGAGE CORPORATION, as Administrator under the Administration Agreement

By:
Name:
Title